UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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THERAGENICS CORPORATION®
(Name of Registrant as Specified In Its Charter)

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THERAGENICS CORPORATION®
5203 BRISTOL INDUSTRIAL WAY
BUFORD, GEORGIA 30518

________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

________________

You are cordially invited to attend the Annual Meeting of Stockholders of Theragenics Corporation (the “Company”) to be held at 9:00 A.M., Eastern Time, on Tuesday, May 9, 2006, at The Ritz-Carlton Atlanta (Downtown), 181 Peachtree Street, NE, Atlanta, Georgia 30303, for the purpose of electing one director, approving the Theragenics Corporation 2006 Stock Incentive Plan, and ratifying the appointment of Grant Thornton LLP as our independent registered public accounting firm for the current year.

The Board of Directors has fixed the close of business on March 10, 2006, as the record date for the determination of the stockholders entitled to notice of, and to vote at, the meeting.

Sincerely, Bruce W. Smith, Secretary

Buford, Georgia
March 27, 2006

YOUR VOTE IS IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS, YOU ARE REQUESTED TO FILL IN AND SIGN THE ENCLOSED FORM OF PROXY AND MAIL IT IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. IF YOU DO ATTEND THE MEETING AND DECIDE THAT YOU WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY.

A TICKET MUST BE PRESENTED IN ORDER TO GAIN ADMISSION TO THE ANNUAL MEETING OF STOCKHOLDERS. IF YOU ARE PLANNING ON ATTENDING THE MEETING, PLEASE COMPLETE AND RETURN THE ENCLOSED ADMISSION TICKET REQUEST FORM IN ORDER TO RECEIVE YOUR ADMISSION TICKET. YOU WILL NOT BE MAILED AN ADMISSION TICKET. YOUR TICKET WILL BE AVAILABLE AT THE REGISTRATION TABLE ON MAY 9, 2006.

THERAGENICS CORPORATION®
5203 Bristol Industrial Way
Buford, Georgia 30518

________________

PROXY STATEMENT

________________

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Theragenics Corporation (the “Company”) to be voted at the Annual Meeting of Stockholders of the Company to be held on Tuesday, May 9, 2006, at The Ritz-Carlton Atlanta (Downtown), 181 Peachtree Street, NE, Atlanta, Georgia 30303, at 9:00 A.M., Eastern Time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

The Board of Directors has fixed the close of business on March 10, 2006, as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the forthcoming Annual Meeting of Stockholders or any adjournment thereof. Any person giving a proxy in the form accompanying this statement has the power to revoke it at any time prior to its exercise. A proxy may be revoked by attending and voting at the meeting, by giving a later proxy or by written notice to the Secretary of the Company received at the Company’s offices at 5203 Bristol Industrial Way, Buford, Georgia, 30518, prior to the date of the Annual Meeting.

When proxies are returned properly executed, the shares represented thereby will be voted as directed in the executed proxy. If the proxy is signed and returned but no direction is specified therein, it will be voted FOR the election of the nominee named therein, the approval of the Theragenics Corporation 2006 Stock Incentive Plan, and the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm.

You will need a ticket to attend the Annual Meeting of Stockholders. If your shares are registered in your name and not in the name of a bank, broker or other third party, you may request an admission ticket by completing and returning the enclosed Admission Ticket Request Form. You will not be mailed an admission ticket. Your ticket will be available at the registration table on May 9, 2006.

If you plan to attend the Annual Meeting of Stockholders in person and your shares are not registered in your own name, please advise the bank, broker or other institution that holds your shares that you plan to attend the Annual Meeting. That firm must provide you with documentation showing that you owned your shares of the Company as of the record date, March 10, 2006. This documentation may be either a copy of an account statement that shows you owned the shares on the record date or a letter from the firm that confirms you owned the shares on that date. Please include that documentation when you return the enclosed Admission Ticket Request Form to the Company in order to receive an admission ticket.

The expenses for soliciting proxies for the forthcoming Annual Meeting of Stockholders are to be paid by the Company. Directors, officers and employees of the Company, who will not be specially compensated for such services, may make solicitation of proxies by means of personal calls upon, or telephonic or telegraphic communications with, stockholders or their personal representatives. The Company will reimburse brokers and other nominees for their reasonable expenses incurred in forwarding solicitation materials to beneficial owners. It is anticipated that this Proxy Statement and enclosed Proxy will first be mailed to stockholders entitled to notice of and to vote at the Annual Meeting on or about March 27, 2006.

VOTING SECURITIES AND PRINCIPAL SECURITY HOLDERS

As of March 10, 2006, there were 32,057,423 shares of Common Stock, par value $.01 per share (“Common Stock”) outstanding and entitled to vote at the Annual Meeting.

The holders of Common Stock are entitled to vote as a single class and to one vote per share, exercisable in person or by proxy, at all meetings of stockholders. Holders of Common Stock do not have cumulative voting rights. Abstentions and “broker non-votes” are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted in determining the numbers of shares voted for or against any nominee for director or any other proposal at the Annual Meeting.

The following table sets forth the ownership of the Company’s Common Stock as of March 10, 2006, by:

•	each of the Company’s directors and the named executive officers appearing in the Summary Compensation Table under “Executive Compensation and Related Matters;” and

•	all persons known to the Company to be the beneficial owner of more than 5% of the Company’s outstanding Common Stock.

Unless otherwise indicated, the address for each person listed is c/o Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percentage of Common Stock Outstanding(2)
FMR Corp. Fidelity Management & Research Company (3)	2,966,000 (4)	9.3%
Conus Partners, Inc. (5)	2,844,485 (6)	8.9%
Dimensional Fund Advisors Inc. (7)	2,580,295 (8)	8.1%
Patrick J. Ferguson (9)	1,840,458(10)	5.7%
Otis W. Brawley, M.D.	152,395(11)	*
Orwin L. Carter, Ph.D.	187,400(12)	*
Earnest W. Deavenport, Jr.	75,000(13)	*
Patrick L. Flinn	113,333(14)	*
John V. Herndon	144,124(15)	*
Philip A. Incarnati	59,000(16)	*
M. Christine Jacobs	828,629(17)	2.5%
R. Michael O’Bannon, Ph.D.	54,537(18)	*
Peter A.A. Saunders	189,000(19)	*
Bruce W. Smith	316,071(20)	*
Francis J. Tarallo	36,981(21)	*
All Directors and Officers as a Group (twelve persons)	3,996,928(22)	11.9%

____________
*	Less than 1%

(1)	Each person named in the table has sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by him or her, unless otherwise noted.

(2)
The percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any conversion rights, options or other rights to subscribe held by such beneficial owner that are currently exercisable or exercisable within 60 days and that no other conversion rights, options or other rights to subscribe have been exercised by anyone else.

(3)	82 Devonshire Street, Boston, Massachusetts 02109.

(4)
Amount based solely on schedule 13G/A filed February 17, 2004 by FMR Corp., the parent of Fidelity Management & Research Company. Fidelity Management & Research Company (“Fidelity”), a wholly owned subsidiary of FMR Corp. (“FMR”) and an investment adviser, is the beneficial owner of 2,966,000 shares as a result of acting as investment adviser to various registered investment companies (the “Funds”), including the Fidelity Low Priced Stock Fund. Edward C. Johnson 3d (FMR’s Chairman), through control of Fidelity, as well as the Funds, each respectively, has sole power to dispose of the 2,966,000 shares owned by the Funds. Neither FMR nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR, representing approximately 49% of the voting power of FMR. Mr. Johnson 3d, Chairman of FMR, owns 12.0% and Abigail P. Johnson, a Director of FMR, owns 24.5% of the voting stock of FMR. The Johnson family group and all other Class B shareholders of FMR have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Through their ownership of voting common stock and the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR.

(5)	One Rockefeller Plaza, 19th Floor, New York, New York 10020.

(6)	Beneficial ownership as of December 31, 2005 as reported on a Schedule 13G/A filed with the Commission on February 10, 2006. All shares beneficially owned with voting and investment power.

(7)	1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(8)
Beneficial ownership as of December 31, 2005 as reported on a Schedule 13G/A filed with the Commission on February 6, 2006. Dimensional Fund Advisors, Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the “Funds.” In its role as investment advisor or manager, Dimensional possesses investment and/or voting power over the securities of the Company that are owned by the Funds, and may be deemed to be the beneficial owner of the shares of the Company held by the Funds. However, all securities of the Company are owned by the Funds. Dimensional disclaims beneficial ownership of such securities.

(9)	803 NE 25th Avenue, Portland, Oregon 97232.

(10)
Beneficial ownership as reported on an amendment to Schedule 13D filed with the Commission on February 8, 2006. Shares held by Mr. Ferguson and his wife as joint tenants with right of survivorship. Mr. and Mrs. Ferguson have full voting power with respect to these securities. A portion of these shares are subject to an escrow agreement with the Company in connection with the Company’s acquisition of CP Medical that limits disposition of 860,065 shares.

(11)
Includes 122,000 shares purchasable by Dr. Brawley within 60 days upon exercise of options and 1,667, 1,667 and 1,666 restricted stock shares subject to forfeiture before May 10, 2006, May 10, 2007 and May 10, 2008, respectively.

(12)
Includes 133,000 shares purchasable by Dr. Carter within 60 days upon exercise of options and 1,667, 1,667 and 1,666 restricted stock shares subject to forfeiture before May 10, 2006, May 10, 2007 and May 10, 2008, respectively.

(13)
Includes 58,000 shares purchasable by Mr. Deavenport within 60 days upon exercise of options and 1,667, 1,667 and 1,666 restricted stock shares subject to forfeiture before May 10, 2006, May 10, 2007 and May 10, 2008, respectively.

(14)
Includes 105,333 shares purchasable by Mr. Flinn within 60 days upon exercise of options and 1,667, 1,667 and 1,666 restricted stock shares subject to forfeiture before May 10, 2006, May 10, 2007 and May 10, 2008, respectively.

(15)
Includes 127,000 shares purchasable by Mr. Herndon within 60 days upon exercise of options and 1,667, 1,667 and 1,666 restricted stock shares subject to forfeiture before May 10, 2006, May 10, 2007 and May 10, 2008, respectively.

(16)
Includes 53,000 shares purchasable by Mr. Incarnati within 60 days upon exercise of options and 1,667, 1,667 and 1,666 restricted stock shares subject to forfeiture before May 10, 2006, May 10, 2007 and May 10, 2008, respectively.

(17)	Includes 600,000 shares purchasable by Ms. Jacobs within 60 days upon exercise of options.

(18)	Includes 37,000 shares purchasable by Dr. O’Bannon within 60 days upon exercise of options.

(19)
Includes 160,000 shares purchasable by Mr. Saunders within 60 days upon exercise of options and 1,667, 1,667 and 1,666 restricted stock shares subject to forfeiture before May 10, 2006, May 10, 2007 and May 10, 2008, respectively.

(20)	Includes 162,000 shares purchasable by Mr. Smith within 60 days upon exercise of options.

(21)	Includes 32,067 shares purchasable by Mr. Tarallo within 60 days upon exercise of options.

(22)
Includes 1,589,400 shares purchasable by all Executive Officers and Directors as a group within 60 days upon exercise of options and 35,000 restricted stock shares subject to forfeiture ratably before May 10, 2006, May 10, 2007 and May 10, 2008, respectively.  Also includes shares beneficially owned by Mr. and Mrs. Ferguson (See footnote 10 above).

PROPOSAL NUMBER ONE
ELECTION OF DIRECTORS

The Board of Directors of the Company is divided into three classes (Class I, Class II and Class III) currently comprised of three Directors in Class I, two Directors in Class II and three Directors in Class III. One class of Directors is elected each year for a three-year term. A Class II Director is to be elected at the Annual Meeting. Earnest W. Deavenport, Jr., a Class II Director, has notified the Company that he will be retiring from the Board of Directors upon the adjournment of the Annual Meeting. In accordance with applicable law and the Company’s bylaws, the vacancy resulting from Mr. Deavenport’s resignation may be filled by the Board of Directors. The Corporate Governance Committee may identify and evaluate Director candidates to fill the Class II Director vacancy at a later date. Therefore, at the Annual Meeting, only one Class II Director will be elected, and will serve until the Annual Meeting of Stockholders in 2009 or until his successor shall have been elected and qualified. The Corporate Governance Committee has selected, and the Board of Directors will cause to be nominated at the meeting, Otis W. Brawley, M.D., who upon election will be the sole Class II Director on the Board of Directors.

Provided that a quorum of stockholders is present at the meeting in person or by proxy, Directors will be elected by a plurality of the votes cast at the meeting. Abstentions and “broker non-votes” will have no effect on the election of the Directors. The persons named on the enclosed proxy card or their substitutes will vote all of the shares that they represent for the above-named nominee unless instructed otherwise on the proxy card. If at the time of the Annual Meeting of Stockholders any nominee is unable or declines to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute. Management does not believe that a substitute nominee will be required.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEE NAMED IN THIS PROPOSAL.

The Directors and Director nominee have supplied the Company with the following information concerning their age, principal employment, other directorships and positions with the Company:

Director/Nominee	Principal Occupation and Other Information
Class II Director Nominee for election at the annual meeting (term to expire 2009) Otis W. Brawley, M.D. Director since 1995 Age 46

Dr. Brawley is a board certified Medical Oncologist. He is a Professor of Medicine and Oncology at the Emory University School of Medicine and Professor of Epidemiology at the Emory University Rollins School of Public Health. He is also Associate Director for Cancer Control at the Winship Cancer Institute of Emory University. Dr. Brawley was previously a Senior Investigator and Assistant Director of the National Cancer Institute. He currently serves on several governmental scientific advisory boards and has designed a number of clinical trials.  He is especially interested in cancer prevention and cancer epidemiology.  He has authored more than one hundred peer-reviewed publications and serves as associate editor and reviewer for several prestigious scientific publications. In August 2001, Governor Roy Barnes named Dr. Brawley a Georgia Cancer Coalition Eminent Scholar.

Class II Director retiring at the annual meeting
Earnest W. Deavenport, Jr. Director since 2000 Age: 68
Before his retirement, Mr. Deavenport was the Chairman of the Board and Chief Executive Officer of Eastman Chemical Company, a global chemical company with a broad portfolio of chemical, plastic, and fiber products. He joined Eastman in 1960, and was named President in 1989. He also served as Group Vice President of Eastman Kodak Company from 1989 through 1993. Mr. Deavenport is a member of the boards of directors of AmSouth Bancorporation, Milliken & Company, King Pharmaceuticals and Acuity Brands, Inc. He has served as a Chairman of the American Plastics Council, the National Association of Manufacturers and The American Chemistry Council, on the Board of Trustees of the Malcolm Baldridge National Quality Award Foundation and on the policy committee of the Business Roundtable.

Director/Nominee	Principal Occupation and Other Information

Class III Directors (term expires 2007)
Orwin L. Carter, Ph.D. Director since 1991 Age: 63
Dr. Carter previously served as Vice President of Finance and Administration for Hamline University. Dr. Carter was employed by Hamline from 1996 to 1999. From March 1995 to August 1997, Dr. Carter served as a consultant with INCSTAR Corporation, a manufacturer of in vitro diagnostic test kits and an affiliate of Sorin Biomedica. From 1989 to September 1994, Dr. Carter served INCSTAR in various capacities including Chairman, Chief Executive Officer and President. Dr. Carter also currently serves on the Board of Directors of Lifecore Biomedical, Inc., a manufacturer and marketer of medical and surgical devices.

M. Christine Jacobs Director since 1992 Age: 55
Since 1992, Ms. Jacobs has been President and Chief Operating Officer of the Company, and in August 1993, Ms. Jacobs was promoted to the position of Chief Executive Officer while retaining the position of President. In 1997 Ms. Jacobs was elected Co-Chairman and in 1998 she was elected Chairman. She served as Chairman until 2005. Ms. Jacobs is also a member of the Board of Directors of McKesson Corporation, a NYSE company (ticker symbol, MCK) and serves on its Compensation and Governance Committees. Ms. Jacobs also sits on the Boards of The Georgia State University Foundation, the Georgia Aquarium, the Board of Councilors of the Carter Center in Atlanta, the American Council for Capital Formation, Friends of Centers for Disease Control and Prevention, and the Editorial Advisory Board for Business to Business magazine.

Philip A. Incarnati Director since 2001 Age: 52
Mr. Incarnati has served as President and Chief Executive Officer of McLaren Health Care Corporation since 1989. Mr. Incarnati began his health care career in 1977, and has held top-level executive positions with the Wayne State University School of Medicine, Detroit Receiving Hospital and University Health Center, and Horizon Health System prior to joining McLaren Health Care Corporation in 1989.  McLaren Health Care Corporation is one of Michigan’s largest health care delivery systems generating annual revenues in excess of $2 billion and employing more than 13,000 people. Mr. Incarnati earned a bachelor’s degree and a master’s degree in management and finance from Eastern Michigan University. He was appointed to the Eastern Michigan University (EMU) Board of Regents in 1992 by Michigan Governor John Engler.  He has served as Chairman of the EMU Board of Regents since January of 1995. Mr. Incarnati also holds seats on several other Boards of Directors, including PHNS, Inc., located in Dallas, Texas; and Medical Staffing Network, Inc., a NYSE company (ticker symbol, MSN) located in Boca Raton, Florida.

Class I Director (term expires 2008)
Patrick L. Flinn Director since 1998 Age: 63
Since 1996, Mr. Flinn has been a private investor and consultant to various businesses and non-profit organizations. From July 1991 to January 1996, Mr. Flinn was Chairman, President and Chief Executive Officer of Bank South Corporation. Mr. Flinn is a director of Equity One, Inc., a NYSE company (ticker symbol, EQY), a real estate investment trust that is an owner, operator and redeveloper of neighborhood and community shopping centers. Mr. Flinn was elected Chairman of the Board in May 2005.

Director/Nominee	Principal Occupation and Other Information

John V. Herndon Director since 1987 Age: 65

Mr. Herndon joined the Company in April 1987, as Executive Vice President and in July 1989, was appointed President, Chief Executive Officer and Chairman of the Board of Directors of the Company. In August 1993, Mr. Herndon relinquished his role as Chief Executive Officer while retaining his position as Chairman of the Board of Directors of the Company. Mr. Herndon stepped down as Chairman of the Board in December 1994, and currently serves as a Director and Advisor-to-the-President.

Peter A.A. Saunders, F.R.S.A. (Fellow of Royal Society of Arts) Director since 1989 Age: 64
Prior to his retirement in 1999, Mr. Saunders was Owner/Chairman of PASS Consultants from 1988 to 1997, a marketing and business consultancy company based in the United Kingdom. From 1992 to 1994 he served as Managing Director of United Artists Communications (London-U.K.) Ltd. and from 1970 to 1988 Mr. Saunders held various senior executive and Managing Directorship positions with Allders Department Stores in the U.K. From 1993 to 1998 Mr. Saunders held non executive director positions with one public company, two private companies' and Mayday University Hospital, which is a NHS Trust Hospital, all in London, England.

Information on Committees of the Board of Directors and Meetings

The Board of Directors held twelve meetings during 2005. There are currently three standing committees of the Board of Directors. All incumbent Directors attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings held by all committees of the Board of Directors on which they served. The Company encourages members of the Board of Directors to attend the annual meeting of stockholders. Seven Directors attended the 2005 Annual Meeting.

The Board of Directors has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance Committee. The Board of Directors has determined that each of the members of the Audit Committee, Compensation Committee and Corporate Governance Committee meets the New York Stock Exchange (“NYSE”) corporate governance listing standards for a determination of independence.

The Audit Committee met seven times during 2005. During 2005, the Audit Committee’s responsibilities included the selection of the Company’s independent auditors; maintaining direct lines of communication between the Board of Directors, the independent auditors and the Company’s financial management; monitoring the adequacy and effectiveness of the external audit function and the financial management of the Company; and assessing and monitoring the control environment and reporting to stockholders. The responsibilities of the Audit Committee are more fully described in its charter. Each of the members of the Audit Committee, whose members are Mr. Flinn, who serves as Chair of the Audit Committee, Dr. Carter, Mr. Deavenport and Mr. Saunders, is financially literate, as required of Audit Committee members by the New York Stock Exchange. The Board of Directors has determined that Mr. Flinn is an “Audit Committee Financial Expert.”

The Compensation Committee met six times during 2005. During 2005, the Compensation Committee’s responsibilities included, but were not limited to, making recommendations to the independent Directors of the Board concerning remuneration of the Company’s Executive Officers and Directors, including incentive-based and equity-based compensation plans. The responsibilities of the Compensation Committee are more fully described in its charter. The Compensation Committee is composed of Mr. Deavenport, who serves as Chair of the Compensation Committee, Dr. Brawley, Mr. Flinn and Mr. Incarnati.

The Corporate Governance Committee met five times during 2005. During 2005, the Corporate Governance Committee’s responsibilities included, but were not limited to, overseeing the evaluation of the Board and Management of the Company, recommending to the Board which Directors should be selected to serve on the Company’s Audit, Compensation and Corporate Governance Committees as well as which individual Directors should serve as Chair of each such Committee, and recommending to the Board the Director nominees for the next annual stockholders’ meeting. The responsibilities of the Corporate Governance Committee are more fully described in its charter. The Corporate Governance Committee is composed of Mr. Incarnati, who serves as Chair of the Corporate Governance Committee, Dr. Brawley, Dr. Carter and Mr. Saunders. The process for identifying and evaluating nominees to the Board of Directors is initiated by applying the criteria set forth in the Company’s Corporate Governance Guidelines to identify potential candidates who have the specific qualities or skills being sought, based on input from members of the Committee, the Board of Directors and, if the Corporate Governance Committee deems appropriate, a third-party search firm. Nominees for Director are selected based on their depth and breadth of experience, industry experience, financial background, integrity, ability to make independent analytical inquiries and willingness to devote adequate time to Director duties, among other criteria set forth in the Corporate Governance Guidelines.

The Corporate Governance Committee will consider written proposals from stockholders for nominees for Director. In order to be considered by the Corporate Governance Committee, any such nominations should be submitted to the Corporate Governance Committee c/o the Secretary of the Company at least 120 days before the first anniversary date of the Annual Meeting for the prior year, and accompanied by the information described under “Stockholder Proposals” below.

Director Independence

Under the current corporate governance listing standards of the New York Stock Exchange (“NYSE”), a majority of the members of the Company’s Board of Directors must be “independent” within the meaning of the rules of the New York Stock Exchange. The Board of Directors has affirmatively determined that Dr. Brawley, Dr. Carter, Mr. Deavenport, Mr. Flinn, Mr. Incarnati and Mr. Saunders are independent within the meaning of the NYSE listing standards. Each member of the Board’s Audit, Compensation and Corporate Governance Committees is independent as required by their respective committee charters. In addition to having to satisfy stated minimum requirements, no Director qualifies as independent under the NYSE listing standards unless the Board affirmatively determines that the Director has no material relationship with the Company. In assessing the materiality of a relationship, the Board has not adopted categorical standards beyond the NYSE minimum criteria, but rather broadly considers all relevant facts and circumstances including responses provided by Directors to questions regarding employment history, affiliations, family, charitable and other relationships.

Executive Sessions of Non-Management Directors

Non-management Directors meet without Management present at each regularly scheduled Board Meeting.  Mr. Flinn presided over the meetings of the non-management Directors in 2005.  In addition, the independent directors meet at least once anually.

Communicating with the Directors

Stockholders and other interested parties may contact Directors of the Company by writing to them at the Company’s headquarters: Attn: (Director(s) Name) — C/O Corporate Secretary, Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518, or by contacting them through the Company’s website at www.theragenics.com. Communications should clearly indicate whether they are intended for the full Board of Directors, non-management Directors, or a specific Director. The Corporate Secretary will ensure that any such correspondence reaches the intended Director(s). This centralized process assists the Board in reviewing and responding to stockholder communications in an appropriate manner.

Corporate Governance Materials

The Company’s Corporate Governance Guidelines, Code of Business Conduct, Code of Ethics for Chief Executive Officer and Senior Financial Officers and the charters of the Company’s Compensation Committee, Corporate Governance Committee and Audit Committee are available at the Company’s website at www.theragenics.com. These materials are also available without charge upon request directed to Investor Relations, Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518. The Company’s Audit Committee Charter was also included in the proxy statement for the 2004 annual meeting.

EXECUTIVE OFFICERS

The Executive Officers of the Company as of the date of this proxy statement and their age, position with the Company and business experience for the past five years are set forth in the table below.

Executive Officer	Office and Other Information
M. Christine Jacobs Age: 55	President and Chief Executive Officer. See information above under Class III Directors.

Francis J. Tarallo Age: 46
Mr. Tarallo has served as Chief Financial Officer and Treasurer since August 2005. He joined the Company in June 1998 as Director of Finance, and served as General Manager, Oak Ridge, from January 2001 to August 2005. Mr. Tarallo is a Certified Public Accountant.

Bruce W. Smith Age: 53
Mr. Smith has been the Executive Vice-President for Strategy & Business Development since August 2002 and has served as an Executive Vice-President of the Company since 1998. Mr. Smith joined the Company in 1987 and served as the Company’s Chief Financial Officer, Secretary and Treasurer from 1989 to August 2002. Mr. Smith also served as interim Chief Financial Officer from May 2005 through August 2005. Mr. Smith serves as a director of the Georgia Biomedical Partnership, a 501(c)(3) organization.

R. Michael O’Bannon, Ph.D. Age: 56
Dr. O’Bannon has been the Executive Vice-President of Organizational Development since June 1998. Prior to joining Theragenics™, Dr. O’Bannon worked in private practice as a Corporate Psychologist. Dr. O’Bannon earned a B.A., English Literature and a Ph.D., Clinical Psychology from the University of Alabama. Dr. O’Bannon serves on the Boards of Directors of EEG Spectrum International, a privately-owned provider of education and products for biofeedback practitioners, and the Foundation for Neurofeedback and Applied Neuroscience, a 501(c)(3) organization.

Patrick J. Ferguson Age: 49
Mr. Ferguson is President of the Company’s CP Medical subsidiary, which was acquired by Theragenics Corporation in May 2005. Mr. Ferguson founded CP Medical in 1990 and has been President of CP Medical since its inception.

EXECUTIVE COMPENSATION AND RELATED MATTERS

The following table summarizes the compensation paid by the Company for services rendered during the years indicated to each of the Company’s Executive Officers serving as of December 31, 2005.

Summary Compensation Table

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary(1)	Bonus	Other Annual Compensation	Restricted Stock Awards(2)	Securities Underlying Options	All Other Compensation(3)
M. Christine Jacobs (4)	2005	$431,000	$209,000	$84,665	$45,291(5)	—	$3,798
President & Chief Executive Officer	2004	$410,000	$24,600	$92,197	$113,535(6)	—	$4,567
	2003	$390,000	$257,400	$91,660		—	$8,090

Francis J. Tarallo (7)	2005	$176,842	$81,000	$10,332	$54,275 (8)	3,200	$49,314
Chief Financial Officer & Treasurer

Bruce W. Smith (9)	2005	$237,000	$130,124	$10,596	$12,639(10)	—	$3,926
Executive Vice-President for Strategy & Business Development	2004	$227,019	$16,100	$10,280	$31,140(11)	—	$3,472
	2003	$220,385	$18,360	$12,100		—	$8,983

R. Michael O’Bannon, Ph.D (12)	2005	$186,000	$60,000	$—	$9,479(13)	—	$3,209
Executive Vice-President of Organizational Development	2004	$177,019	$23,184	$—	$25,305(14)	—	$—

Patrick J. Ferguson (15)	2005	$135,769	$64,000	$6,130	$5,310(16)	—	$4,722
President CP Medical

____________
(1)	Includes amounts deferred under the 401 (k) feature of the Company’s Employee Savings Plan.

(2)
For 2005, the values under the "Restricted Stock Awards" column include: (i) the value of the time-based component of the 2005 grants of performance restricted stock rights (“performance rights”) as of the date of grant, (ii) the value of the performance-based component of the 2005 performance rights grants based on the termination of the performance cycle as of December 31, 2005 for each Executive Officer, and (iii) the value of restricted stock rights granted to Mr. Tarallo as of the date of grant.  For 2004, the values under the "Restricted Stock Awards" column include: (i) the value of the 2004 restricted stock rights (“bridge rights”), which vested in full on December 31, 2005, and (ii) the value of the time-based component of the 2004 performance rights grants.  The outstanding performance rights granted in early 2005 and early 2004 were amended in December 2005 to terminate the respective performance cycles thereunder on December 31, 2005. See "Long-Term Incentive Plans --Awards in Last Fiscal Year" below for further information regarding the performance rights and termination of the performance cycle.

The table below in this Footnote 2 sets forth the aggregate number and value of restricted stock rights held by each Executive Officer as of December 31, 2005 (based on a closing price of Theragenics common stock of $3.02 on such date).

	Aggregate Restricted Stock Rights
Named Executive Officer	(# of shares)	($)
M. Christine Jacobs	19,888	$60,062
Francis J. Tarallo	16,250	$49,075
Bruce W. Smith	5,550	$16,761
R. Michael O’Bannon, Ph.D	4,163	$12,572
Patrick J. Ferguson	1,500	$4,530

(3)	All Other Compensation includes premiums on term life insurance policies and Company matching contributions under the Company’s 401(k) plan.

(4)
For Ms. Jacobs, 2005, 2004 and 2003 “Other Annual Compensation” includes $35,000 payable annually for use in producing retirement income, $40,000 made available annually for perquisites, and individual disability insurance, in accordance with her employment contract.

(5)
Consists of 6,450 shares representing the time-based vesting component of the performance rights (valued at $24,187, based on the closing price of registrant’s common stock on February 8, 2005, the date of grant); and 6,988 shares representing the performance-based vesting component of the performance rights as a result of the termination of the performance cycle on December 31, 2005 (valued at $21,104, based on the closing price of registrant’s common stock on December 31, 2005, the date of the amendment of the performance rights).

(6)
Consists of (a) bridge rights to receive 22,000 shares of common stock (valued at $85,800, based on the closing price of registrant’s common stock on August 10, 2004, the date of grant); and (b) 6,450 shares representing the time-based vesting component of the performance rights (valued at $27,735, based on the closing price of registrant’s common stock on June 21, 2004, the date grant).

(7)
Mr. Tarallo became an Executive Officer in 2005. For Mr. Tarallo, 2005 “Other Annual Compensation” includes a car allowance and personal financial planning and advisor services pursuant to his employment agreement. “All Other Compensation” includes reimbursement of $ 46,834 for moving expenses and associated taxes pursuant to the Company’s relocation policy. For Mr. Tarallo, 2005 “Bonus” includes a $20,000 relocation bonus.

(8)
Consists of bridge rights to receive 10,000 shares of common stock (valued at $34,200, based on the closing price of registrant’s common stock on August 9, 2005, the date of grant); 3,000 shares representing the time-based vesting component of the performance rights (valued at $10,260, based on the closing price of registrant’s common stock on August 9, 2005); and 3,250 shares representing the performance-based vesting component of the performance rights as a result of the termination of the performance cycle on December 31, 2005 (valued at $9,815, based on the closing price of registrant’s common stock on December 31, 2005, the date of the amendment of the performance rights).

(9)	For Mr. Smith, “Other Annual Compensation” includes a car allowance and personal financial planning and advisor services pursuant to his employment agreement.

(10)
Consists of 1,800 shares representing the time-based vesting component of the performance rights (valued at $6,750, based on the closing price of registrant’s common stock on February 8, 2005, the date of grant); and 1,950 shares representing the performance-based vesting component of the performance rights as a result of the termination of the performance cycle on December 31, 2005 (valued at $5,889, based on the closing price of registrant’s common stock on December 31, 2005, the date of the amendment of the performance rights).

(11)
Consists of (a) bridge rights to receive 6,000 shares of common stock (valued at $23,400, based on the closing price of registrant’s common stock on August 10, 2004, the date of grant); and (b) 1,800 shares representing the time-based vesting component of the performance rights (valued at $7,740, based on the closing price of registrant’s common stock on June 21, 2004, the date of grant).

(12)	Dr. O’Bannon became an Executive Officer in 2004.

(13)
Consists of 1,350 shares representing the time-based vesting component of the performance rights (valued at $5,062, based on the closing price of registrant’s common stock on February 8, 2005, the date of grant); and 1,463 shares representing the performance-based vesting component of the performance rights as a result of the termination of the performance cycle on December 31, 2005 (valued at $4,417, based on the closing price of registrant’s common stock on December 31, 2005, the date of the amendment of the performance rights).

(14)
Consists of (a) bridge rights to receive 5,000 shares of common stock (valued at $19,500, based on the closing price of registrant’s common stock on August 10, 2004, the date of grant); and (b) 1,350 shares representing the time-based vesting component of the performance rights (valued at $5,805, based on the closing price of registrant’s common stock on June 21, 2004, the date of grant).

(15)	Mr. Ferguson became an Executive Officer in 2005. For Mr. Ferguson, 2005 “Other Annual Compensation” includes a car allowance and other perquisites.

(16)
Consists of 1,500 shares representing the time-based vesting component of the performance rights (valued at $5,310 based on the closing price of registrant’s common stock on May 6, 2005, the date of grant).

Long-Term Incentive Plans — Awards in Last Fiscal Year

In 2004 and 2005, Executive Officers were granted performance restricted stock rights, or “performance rights” with time-based and performance-based vesting components. The performance rights provide that the holder earns a minimum of .30 of a share for each performance right subject to continued employment. The .30 minimum per performance right is referred to as the “time-based component” of the performance right. Under the original terms of the 2004 and 2005 performance rights, the number of shares of common stock actually issued to each Executive Officer was to be determined based on Theragenics’ stock price appreciation plus dividends paid (total stockholder return) relative to an industry peer group (as determined by the Board of Directors) over a three-year performance cycle.

As described in the Compensation Committee Report below, the outstanding performance rights granted in 2004 and 2005 and held by current Executive Officers were amended in 2005 to terminate the performance cycle for measuring total stockholder return as of December 31, 2005. As a result, the number of shares to be issued upon vesting of the 2004 and 2005 performance rights was determined based on total stockholder return through December 31, 2005 as compared to the peer group identified in note 1 to the Stock Performance Graph on page 20. Vesting remains conditioned on continued employment through the original three-year term of the award, subject to acceleration in certain events as set forth in the original award.

The following table provides information regarding the performance-based component of the performance rights granted to the named Executive Officers in 2005 (i) as originally granted, and (ii) as amended to terminate the performance cycle as of December 31, 2005. The .30 of a share time-based vesting component of the performance rights is not included in the table below, but is included in Restricted Stock Awards column of the Summary Compensation Table above.

Long-Term Incentive Plans—Awards in Last Fiscal Year

	As Originally Granted February 2005 (1)					As Amended
	Number of Shares, Units or Other Rights (#)	Performance or Other Period Until Maturation or Payout	Estimated Future Payouts under Non-Stock Priced-Based Plans			Performance or Other Period Until Maturation	Shares Issuable Upon Vesting (2)
Name			Minimum(#)	Target(#)	Maximum(#)

M. Christine Jacobs	15,050	2005-2007	0	15,050	36,550	12/31/05	6,988
Francis J. Tarallo	7,000	2005-2007	0	7,000	17,000	12/31/05	3,250
Bruce W Smith	4,200	2005-2007	0	4,200	10,200	12/31/05	1,950
R. Michael O’Bannon	3,150	2005-2007	0	3,150	7,650	12/31/05	1,463
Patrick J. Ferguson	3,150	2004-2006	0	3,150	7,650	12/31/05	0

(1)	These amounts are superseded by the amounts shown in the column at far right as amended.

(2)	These amounts are included in the Restricted Stock Awards column of the Summary Compensation Table.

If the Executive Officer ceases to perform services as an employee of the Company or an affiliate prior to vesting due to death, disability, retirement upon or after reaching age 65, or termination of employment by the Company or an affiliate without cause, the Executive Officer would be entitled to a prorated portion of the shares of common stock issuable upon full vesting. If the Executive Officer’s employment is terminated for any other reason prior to vesting, the performance restricted stock rights will be forfeited. If a change in control occurs prior to vesting, one share of common stock will be issuable as of the date of a change of control for each performance restricted stock right if the Executive Officer is still employed by the Company or an affiliate on the date of the change in control.

Options. The following table sets forth information regarding stock options granted in fiscal 2005 to Named Executive Officers. All options were granted with an exercise price equal to the closing price of our common stock on the date of grant as reported on the NYSE. Potential realizable values are net of exercise price, but before taxes associated with exercise. These amounts represent hypothetical gains that could be achieved for the options if exercised at the end of the option term of ten years. The assumed 5% and 10% rates of stock price appreciation are provided for purposes of illustration only and are not an estimate or projection of the future price of our common stock.

OPTION GRANTS IN LAST FISCAL YEAR

Individual Grant
% of Total
		Options			Potential Realizable
	Number of	Granted to			Value at Assumed
	Securities	Employees			Annual Rates of Stock
	Underlying	and	Exercise		Price Appreciation For
	Options	Directors in	Price	Expiration	Option Term (3)
Name	Granted (2)	Fiscal Year	($/Sh)	Date	5%	10%
Francis J. Tarallo(1)	3,200	4.44	3.95	1/14/2015	$7,949	$20,145

(1)	Incentive stock options were awarded to Mr. Tarallo in January 2005, prior to him becoming a Named Executive Officer.

(2)
The price of each option share, paid at the time of exercise, is the fair market value of a share of our common stock on the date of grant, which is equal to the closing price per share of our common stock as reported on the NYSE. The options shown above vest over a three-year period at a rate of 33.3% beginning at the end of the first 12 months from the date of grant.

(3)
The potential gain is calculated from the grant price, which is the closing price of our common stock on the date of grant. For each grant, the potential realizable value represents certain assumed rates of appreciation only, as set by the SEC. Actual gains, if any, on stock option exercises and common stock holdings are dependent upon the future appreciation of our common stock. There can be no assurance that the amounts reflected in this table will be achieved.

AGGREGATED OPTION EXERCISES IN 2005
AND 2005 YEAR-END OPTION VALUES

			Number of Securities		Value of Unexercised
	Shares Acquired on Exercise (# of Shares)	Value Realized ($)(1)	Underlying Unexercised		In-The-Money Options
			Options at end of 2005(#)		at end of 2005($)(2)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

M. Christine Jacobs	None	N/A	600,000	—	$ 0	$ 0
Francis J. Tarallo	None	N/A	32,067	6,133	$ 0	$ 0
Bruce W. Smith	None	N/A	162,000	8,000	$ 0	$ 0
R. Michael O’Bannon, Ph.D.	None	N/A	37,000	8,000	$ 0	$ 0
Patrick J. Ferguson	None	N/A	—	—	$ 0	$ 0

(1)
The “value realized” represents the difference between the base (or exercise) price of the option shares and the market price of the option shares on the date the option was exercised. An individual, upon exercise of an option, does not receive cash equal to the amount contained in the Value Realized column of this table. The value realized is determined without considering any taxes that may have been owed.

(2)	Based on $3.02 per share, the December 31, 2005 closing price reported on the New York Stock Exchange.

      The following table provides information about shares available for issuance under the Company’s equity compensation plans as of December 31, 2005.

	(a)	(b)	(c)

Number of Securities
	Number of Securities to be		Remaining Available for
	Issued Upon Exercise or	Weighted-Average	Future Issuance Under
	Vesting of Outstanding	Exercise Price of	Equity Compensation Plans
	Options, Warrants and	Outstanding Options,	(Excluding Securities
Plan Category	Rights	Warrants and Rights (1)	Reflected in Column(a)) (2)

Equity compensation plans approved by security holders	2,573,138	$12.56	244,604
Equity compensation plans not approved by security holders	None	N/A	N/A

Total	2,573,138	$12.56	244,604

(1)	No exercise price is payable with respect to the restricted stock rights, and accordingly the weighted-average exercise price is calculated based solely on outstanding options.

(2)
Reflects shares of Common Stock remaining available for future issuance under the Company’s 2000 and 1997 Stock Incentive Plans, and 69,480 shares of Common Stock remaining available for future issuance under the Company’s Employee Stock Purchase Plan.

Executive Employment Agreements

The Company has employment agreements with each of the five named Executive Officers, the material terms of which are described below. Salary, bonus and incentives awards are recommended by the Compensation Committee and approved by the Board of Directors, or, in the case of the CEO, the independent directors of the Board.

Jacobs Employment Agreement. The Company has an employment agreement with Ms. Jacobs, dated April 13, 2000, which provides for her employment for a three-year term, which is automatically extended each April 13 (unless either party gives notice of non-renewal before then) so that the new term of the agreement expires three years from such date. The agreement provides for an annual base salary, which is currently $493,000, subject to review at least annually for possible increases, plus eligibility for an annual bonus. The agreement also provides $35,000 annually for use in producing retirement income, an individual disability insurance policy providing the maximum insurable amount as the Compensation Committee determines can be purchased at reasonable cost, plus all other benefits as the Company provides to executive officers. Ms. Jacobs’ employment agreement also provided for annual perquisites of up to $40,000, which the Company and Ms. Jacobs agreed to discontinue after the current payment made in March 2006.

If the Company terminates Ms. Jacobs’ employment without “Cause,” she resigns for “Good Reason,” or the agreement expires because of non-renewal by the Company, she is entitled to certain severance benefits in addition to “accrued obligations.” These severance benefits are a payment of two times the sum of her annual base pay plus bonus paid in the most recent fiscal year (or three times the sum of her annual base pay plus average bonus in the last three fiscal years if the termination is within one year of a Change in Control) full vesting of all stock options and any other stock grants, and continuation of other employee health and welfare benefits for two years from the date of termination. Under the agreement, “accrued obligations” include an amount equal to bonus paid for the prior fiscal year prorated for the portion of the current fiscal year prior to termination or expiration. “Cause” includes events such as the commission of a felony, fraud or dishonesty that results in material harm to the Company, grossly inappropriate conduct that would materially harm the Company, or a material breach of the employment agreement. “Good Reason” includes events such as an adverse material change in Ms. Jacobs’ role at the Company, a reduction of her compensation, relocation, the occurrence of a “Change in Control,” or a material breach of the employment agreement by the Company.

The agreement provides that if any payments or benefits are “parachute payments” under federal law and are subject to federal excise tax (i.e., are associated with a change in control of the Company and exceed a certain level), the Company will pay an additional amount to Ms. Jacobs to put her in the same after-tax position as if no excise tax had been incurred. Ms. Jacobs’ agreement also contains provisions which are intended to restrict her from competing with the Company by performing similar services for a competitor, soliciting customers to a competing business, or soliciting the Company’s employees until two years after termination.

If Ms. Jacobs’ employment is terminated due to her death or “disability” (as defined in the agreement) she will receive payment of all “accrued obligations,” full vesting of all stock options granted one year or more prior to the date of death or termination of employment, prorated vesting of all stock options granted within one year prior to such date, and, in the event of disability, disability and other welfare benefits for Ms. Jacobs’ and her family for two years on the same terms to her or her family as available to other executives of the Company.

Other Executive Officer Employment Agreements. The Company has employment agreements with the remaining named Executive Officers. Under each employment agreement, the Executive Officer is entitled to a specific level of minimum annual base salary, subject to review at least annually for possible increases, participation in a bonus program, reimbursement for financial planning services, and life insurance up to the lesser of $200,000 additional coverage above group term coverage or $450,000 in the aggregate. Each employment agreement provides that the Executive Officer is entitled to a specified level of severance benefits if the Company terminates the Executive Officer’s employment without “Cause” or the Executive Officer resigns for “Good Reason.” Each employment agreement also provides for severance benefits if such termination of employment occurs in connection with a “Change in Control” (i.e., within 90 days before or one year after a Change in Control). Each agreement conditions the right to severance upon the Executive Officer’s execution of a release agreement in favor of the Company. Each agreement defines “Cause” to include events such as willful and continued failure to perform duties, willful misconduct or gross negligence, fraud or dishonesty against the Company, commission of a felony or any other crime involving dishonesty, or a material breach of the employment agreement. Each agreement defines “Good Reason” to include a material modification in duties, relocation, or the Company materially breaches the agreement. Each agreement also contains provisions which are intended to restrict each Executive Officer from competing with the Company by performing similar services for a competitor, soliciting customers to a competing business, or soliciting the Company’s employees until two years after termination.

The material features of these employment agreements that vary among the named Executive Officers are described below.

Tarallo Employment Agreement. The Company’s employment agreement with Mr. Tarallo provides for his employment for a two-year term commencing on August 10, 2005, which is automatically extended for one additional year ninety days before the end of each anniversary of the agreement, beginning on August 10, 2007 (unless either party gives notice of non-renewal before the renewal date). Mr. Tarallo’s current annual base salary is $235,000. The agreement provides for an automobile allowance of at least $400 per month, as well as one professional membership, and an additional annual perquisites allowance up to $10,000. The severance benefits payable to Mr. Tarallo following a qualifying termination of employment are continued payment of his annual base salary for two years after termination of employment, except that if Mr. Tarallo resigns for Good Reason or is terminated without Cause in connection with a Change in Control, the Company shall be obligated to pay Mr. Tarallo whichever of the following results in Mr. Tarallo’s retaining the larger after-tax amount: three times his annual base salary at the time of termination or, if less than three times Mr. Tarallo’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code.

Smith Employment Agreement. The Company’s employment agreement with Mr. Smith provides for his employment for a five-year term commencing January 1, 1999, which is automatically extended for one additional year ninety days before the end of each anniversary of the agreement, beginning on January 1, 2003 (unless either party gives notice of non-renewal before the renewal date). Mr. Smith’s current annual base salary is $255,000. The agreement provides for an automobile allowance of at least $400 per month, as well as one club membership. The severance benefits payable to Mr. Smith following a qualifying termination of employment are continued payment of his annual base salary for two years after termination of employment, except that if Mr. Smith resigns or is terminated without Cause in connection with a Change in Control, the Company shall be obligated to pay Mr. Smith whichever of the following results in Mr. Smith retaining the larger after-tax amount: three times his annual base salary at the time of termination or, if less than three times Mr. Smith’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code.

O’Bannon Employment Agreement. The Company’s employment agreement with Dr. O’Bannon provides for his employment for a three-year term commencing January 1, 2000, which is automatically extended for one additional year ninety days before the end of each anniversary of the agreement, beginning on January 1, 2002 (unless either party gives notice of non-renewal before the renewal date). Dr. O’Bannon’s current annual base salary is $196,000. The severance benefits payable to Dr. O’Bannon following a qualifying termination of employment are continued payment of his annual base salary for one year after termination of employment, except that if Mr. O’Bannon resigns or is terminated without Cause in connection with a Change in Control, the Company shall be obligated to pay Dr. O’Bannon whichever of the following results in Dr. O’Bannon retaining the larger after-tax amount: two times his annual base salary at the time of termination or, if less than two times Dr. O’Bannon’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code.

Ferguson Employment Agreement. CP Medical (a wholly-owned subsidiary of the Company) entered an employment agreement with Mr. Ferguson for a three-year term commencing on May 6, 2005, which is automatically extended for successive additional one-year terms ninety days before the end of each anniversary of the agreement beginning May 6, 2008 (unless either party gives notice of non-renewal before the renewal date). Mr. Ferguson’s current annual base salary is $220,000. The agreement provides for an automobile allowance of at least $500 per month, as well as one professional membership. The severance benefits payable to Mr. Ferguson following a qualifying termination of employment are continued payment of his annual base salary for two years after termination of employment, except that if Mr. Ferguson resigns for Good Reason or is terminated without Cause in connection with a Change in Control, the Company shall be obligated to pay Mr. Ferguson whichever of the following results in Mr. Ferguson’s retaining the larger after-tax amount: two times his annual base salary at the time of termination or, if less than two times Mr. Ferguson’s salary at the time of termination of employment, the largest amount that will not result in a nondeductible payment under Section 280G of the Internal Revenue Code.

Severance Agreements

On May 8, 2005, James MacLennan resigned as Chief Financial Officer and Treasurer, and Tracy Culver Caswell resigned as General Counsel and Corporate Secretary. The Company entered into severance agreements with each of them on May 26, 2005. The severance agreements provided for severance benefits in the same amounts that would have been payable to Mr. MacLennan and Ms. Caswell upon a termination without cause under their employment agreements, under previously granted equity incentive awards, and pursuant to Company policy. Under the Severance Agreements, the severance benefits that are tied to base salary were paid as lump sums rather than salary continuation. Mr. MacLennan’s Severance Agreement provided for a lump sum payment equal to his annual base salary for two years (for a gross sum of $540,000), less all required deductions and withholdings and less expenses previously incurred by Mr. MacLennan and paid by the Company, plus unused accrued vacation time. Ms. Caswell’s Severance Agreement provided for a lump sum payment equal to her annual base salary for one year (for a gross sum of $180,000), less all required deductions and withholdings and less expenses previously incurred by Ms. Caswell and paid by the Company, plus unused accrued vacation time.

Director Compensation

Each Director who is not an employee of the Company receives $4,000 per quarter, $1,500 for attending each Board meeting and $1,000 for attending each Committee meeting. In addition, the Chairman receives an annual non-executive chairman retainer of $25,000. The Audit Committee Chair receives a retainer of $2,000 per quarter, and the Compensation Committee Chair and the Corporate Governance Committee Chair receive a retainer of $1,000 per quarter. Each Committee member other than the Chair receives a retainer of $500 per quarter for each Committee. Each non-officer Director also receives an annual grant of restricted stock rights for the lesser of (i) 5,000 shares of Common Stock or (ii) that number of shares of Common Stock valued at $50,000 at the time of grant, which vest over three years.

Mr. John V. Herndon, a Director and former chief executive officer of the Company, has served as Advisor-to-the-President since the third quarter of 1993. For his continued service as Advisor-to-the-President, Mr. Herndon’s annual salary is $75,000. In view of his compensation as Advisor-to-the President, Mr. Herndon does not receive the annual Director cash retainer or Director meeting fees.

Compensation Committee Report on Executive Compensation

Under the Company’s Compensation Committee Charter (posted on the Company’s website), the Compensation Committee (“Committee”) is responsible for making executive compensation recommendations to the Board of Directors consistent with stockholders’ interests with respect to the compensation and benefits received by the Company’s Chief Executive Officer and other Executive Officers. These recommendations and decisions are made in keeping with the needs of the business, current market practices and conditions, and individual contribution levels. The determinations and awards recommended by the Committee in 2005 were approved without modification by the independent Directors with respect to the Chief Executive Officer and by the full Board of Directors with respect to the other Executive Officers.

Compensation Policy. The Committee and the full Board of Directors believes that the Company’s total executive compensation programs should be related to short- and long-term corporate performance and improvement in stockholder value. In 2004, the Committee selected and worked with an independent compensation consultant to develop a total compensation strategy that ties a significant portion of Executive Officer compensation to achieving pre-established financial results and individual performance objectives. The Committee continues to work with this consultant in applying these programs. The overall objectives of these executive compensation programs are to:

•	Motivate Executive Officers to achieve long-term business strategies while achieving near-term financial targets;

•	Align executive performance with the Company’s goals for delivering stockholder value; and

•	Attract and retain talented Executive Officers.

The Company’s compensation program for Executive Officers includes base pay and short- and long-term incentive compensation. The combination of these three elements is designed to support the stated compensation objectives and to provide compensation that is competitive within the medical device industry for similarly sized companies, including similarly sized companies within the peer group for the Stock Performance Graph on page 20, as well as other similarly sized companies in the medical device industry.

Base Salaries. Base salaries for Executive Officers are initially determined by evaluating the responsibilities of the position, the experience of the individual, and by reference to the competitive marketplace, including a comparison to base salaries for comparable positions within the medical device industry for similarly sized companies. Salary adjustments are determined by evaluating the performance of the Company and each Executive Officer, taking into account any new responsibilities, as well as salaries for comparable positions at similarly sized companies within the medical device industry. As a result of this process, Executive Officer base salaries were adjusted to the current base salaries set forth under “Executive Employment Agreements” above.

Short-Term Incentive Compensation and Bonuses. The Company’s Executive Officers are eligible to receive short-term incentives which are an opportunity to earn cash bonus payments based on annual achievement of financial performance objectives and individual performance goals, including strategic business goals. The objectives and threshold, target and maximum award levels are generally established in the first quarter for the fiscal year and become the basis for cash bonus payments depending on the level of achievement for the year. For 2005, target annual incentive opportunities for individual positions were established based on the responsibilities of the position, the ability of the position to impact financial and corporate goals, and a comparison of incentives provided to comparable positions.

For 2005, each Executive Officer had an individual target bonus opportunity equal to a percentage of base salary. Target bonus amounts ranged from thirty-five percent (35%) to fifty percent (50%) of base salary, with a minimum of zero percent (0%) and a maximum ranging from seventy percent (70%) to one-hundred (100%). Sixty percent (60%) of the bonus opportunity was based on revenue and earnings per share goals, and forty percent (40%) was based on subjective evaluation of the attainment of established individual performance goals. In November 2005, the Compensation Committee recommended and the Board approved changes to the Company’s short-term incentive program for 2005 to reflect the Company’s acquisition of CP Medical completed May 6, 2005 and the impact of the restructuring announced August 11, 2005. These changes were made to reflect the Board’s belief that the restructuring was in the best interest of shareholders and that such positive actions should not have a negative impact on short-term incentives, and to recognize the revenue and earnings goals of the CP Medical acquisition. Accordingly, the revenue and earnings per share goals of the short-term incentive program were reduced to reflect the impact of the restructuring and increased to reflect the targeted contribution of CP Medical. In addition, the individual performance objectives for the Chief Executive Officer and the Executive Vice President of Strategy and Business Development established in February 2005 were revised to replace objectives related to the Company’s PSP operation and research and development activities, which were discontinued in connection with the restructuring, with other performance objectives consistent with the change in strategic direction announced in August 2005.

In addition, a bonus in the amount of $40,000 for Mr. Smith was approved in recognition of his significant contributions to the Company and his accomplishments during 2005 beyond those contemplated in his bonus opportunity under the 2005 short-term incentive program, including his assumption of duties as interim Chief Financial Officer and Secretary of the Company in addition to his fulfillment of his responsibilities for strategy and business development. Mr. Tarallo also received a $20,000 payment in connection with his promotion to Chief Financial Officer and relocation from the Company’s Oak Ridge facility to Buford, Georgia.

Long-Term Incentive Compensation. To align stockholder and Executive Officers’ interests and to create incentives for improving stockholder value, the long-term incentive component of the Company’s executive compensation program was changed in 2004 to focus on performance-based restricted stock rights (“performance rights”) rather than options. No options were granted to Executive Officers in 2003, 2004 or 2005 (other than 3,200 options granted to Mr. Tarallo in January 2005 prior to his appointment as Chief Financial Officer in August 2005). In 2004 and 2005, the Committee granted performance rights to Executive Officers under existing stockholder-approved plans. The size of the respective performance rights awards (including awards to the Chief Executive Officer) reflect each Executive Officer’s job responsibilities and are based in part on compensation data within the medical device industry for similarly sized companies. Originally, vesting of performance rights was subject to the Company’s achievement of pre-established objectives tied to total stockholder return relative to the peer group over a three-year performance cycle. See “Long-Term Incentive Plans - Awards in Last Fiscal Year” above. The original performance right grants provided that the number of shares earned at vesting may be up to two hundred percent (200%) of the target number of shares represented by the performance right based on total stockholder return over the three-year performance cycle, with a thirty percent (30%) minimum of the target amount vesting subject to continued employment. This time-based vesting amount serves as a retention feature within this otherwise performance-focused grant. In 2004 and 2005, performance rights were granted to each of the Executive Officers for the 2004-2006 and the 2005-2007 performance cycles, respectively. As part of the transition to the long-term incentive awards based on three-year performance cycles, in 2004 the Executive Officers were granted restricted stock rights vesting on December 31, 2005 subject to continued employment.

During 2005 it was determined that the outstanding performance rights based on total stockholder return over a performance cycle contained a market condition as defined under Statement of Financial Accounting Standards 123R (“SFAS 123R”), which is effective for the Company as of January 1, 2006. Under SFAS 123R, valuation of share-based payments with market conditions require a complex valuation methodology that would be unduly costly for an issuer the size of the Company. In view of the significant administrative cost associated with valuing the Company's outstanding performance rights which contain market conditions under SFAS 123R, in November 2005 the Compensation Committee recommended and the Board approved revising the outstanding performance rights held by the current Executive Officers. The revision terminated the performance cycle for measuring total stockholder return under the outstanding performance rights held by the current Executive Officers as of December 31, 2005. As a result, the number of shares to be issued upon vesting of the 2004 and 2005 performance rights was determined based on total stockholder return through December 31, 2005 as compared to the peer group identified in note 1 to the Stock Performance Graph on page 20. The number of shares issuable upon vesting of the 2004 performance rights will be the minimum thirty percent (30%) of the target amounts, reflecting relative total stockholder return from January 1, 2004 through December 31, 2005. The number of shares issuable upon vesting of the 2005 performance rights will be sixty-two and one-half percent (62.5%) of the target amounts, reflecting relative total stockholder return from January 1, 2005 through December 31, 2005. In both cases, these amounts include the thirty percent (30%) time-based vesting component. Vesting remains conditioned on continued employment through the original three-year term of the award, subject to acceleration in certain events as set forth in the original award.

The objective of the Company’s long-term incentive program is to provide incentive compensation opportunities at or near the median of similarly sized companies in the medical device industry. In 2005, the compensation consultant advised the Committee that the Company’s executive incentive compensation was lower than that of similarly sized companies in the medcial device industry. Based on that advice, in February 2006 the Committee recommended and the Directors approved performance rights awards to Executive officers for the 2006-2008 performance cycle that are double the size of the performance rights granted in 2005 at target. For the 2006-2008 performance cycle, the number of shares issuable in respect of each performance right will be based (i) fifty percent (50%) on cumulative revenue and earnings per share relative to the Company’s strategic objectives and (ii) fifty percent (50%) on the subjective discretion of the committee administering the program.

CEO Compensation. The Committee has a policy that a significant portion of the Chief Executive Officer’s compensation package should be related to the performance of the Company and the Chief Executive Officer’s contribution to that performance. In determining the amount and type of compensation, the Committee’s goal is to provide a package that reflects the Chief Executive Officer’s particularized value to the Company, while placing a substantial portion of the Chief Executive Officer’s compensation “at risk” by basing it on both short-term and long-term measures of the Company’s performance.

The Chief Executive Officer’s bonus compensation for 2005 was based on quantitative and qualitative short-term performance goals originally established in early 2005, and revised as discussed above by the Compensation Committee and approved by the independent members of the Board. The Chief Executive Officer was eligible to receive a bonus of up to forty percent (40%) of base salary, based on achievement of the established qualitative performance goals reflecting progress towards the achievement of certain strategic goals. The qualitative performance goals related to direct sales, realizing operating and expense savings from restructuring, and ensuring support necessary to CP Medical Corporation to realize goals and objectives. The Chief Executive Officer earned a cash bonus of $103,664 based on the level of achievement of the qualitative goals portion of her short-term incentive for 2005.

The Chief Executive Officer was also eligible to receive a cash bonus of up to sixty percent (60%) of base compensation based on targeted levels of revenue and earnings per share in 2005 as part of her 2005 short-term incentive. In 2005 Ms. Jacobs earned a cash bonus of $105,336 based on the level of achievement of the quantitative goals portion of her short-term incentive for 2005 .

The Compensation Committee recommended and the independent members of the Board of Directors approved a base salary of $493,000 for the Chief Executive Officer in 2006, excluding benefits provided for under her employment agreement. Pursuant to the Chief Executive Officer’s existing employment agreement, she is entitled to $35,000 payable annually for use in producing retirement income, and certain other benefits described under “Executive Employment Agreements” above. The independent directors and Ms. Jacobs have agreed to discontinue the $40,000 annual payment for perquisites that is provided for in her employment agreement after the current payment due has been made.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code disallows a federal income tax deduction to publicly held companies for certain compensation paid to certain of their executive officers to the extent that compensation exceeds $1 million per covered officer in any fiscal year. This limitation applies only to compensation which is not considered performance-based under the Section 162(m) rules. The Committee does not believe any portion of compensation paid to Executive Officers for 2005 is non-deductible. While the performance rights and short-term incentives discussed above are focused on performance, they are not considered “performance-based” as defined under the Section 162(m) rules. As a result, it is possible that an Executive Officer could earn compensation in excess of the $1 million limit on deductible compensation in the future depending on the level of achievement under the short-term incentive program, the amount of performance rights which vest, and value of the Company’s stock when the performance rights vest. From time to time, the Committee may award or pay compensation which is not fully deductible if the Committee determines that such award is consistent with its compensation and incentive philosophy and is in the best interests of the Company and its stockholders.

March 27, 2006

Submitted by the Members of the Compensation Committee:

Earnest W. Deavenport, Jr. — Chairman
Otis W. Brawley, M.D.
Patrick L. Flinn
Philip A. Incarnati

Compensation Committee Interlocks and Insider Participation

There were no interlocks with other companies within the meaning of the SEC’s proxy rules during 2005.

Audit Committee Report

The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and reporting practices, financial reports, and internal controls and audit functions. The Audit Committee’s responsibilities are more fully described in its charter. The Audit Committee reviews and assesses the adequacy of its charter on an annual basis.

Management is responsible for the preparation and integrity of the Company’s financial statements, accounting and financial reporting principles, disclosure controls and procedures, internal control over financial reporting, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, Grant Thornton LLP (“Grant Thornton”), is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles, as well as performing an independent audit and expressing an opinion on (i) Management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee serves a Board-level oversight role, in which it provides advice, counsel and direction to Management and Grant Thornton on the basis of the information it receives, discussions with Management and Grant Thornton, and the experience of the Audit Committee’s members in business, financial and accounting matters. The Audit Committee’s functions are not intended to duplicate or certify the activities of Management or Grant Thornton. The Audit Committee meets at least quarterly with Management and Grant Thornton to review the Company’s interim financial statements and discuss various topics and events, including, but not limited to, items related to the Company’s internal control over financial reporting, critical accounting policies and the adequacy of disclosure in the Company’s financial statements. In accordance with law, the Audit Committee has also established procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, including the confidential, anonymous submission of concerns regarding questionable accounting and auditing matters.

The Audit Committee received and reviewed the report of Management’s assessment on internal control over financial reporting at December 31, 2005, contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 filed with the SEC, as well as the reports of Grant Thornton, also included in the Company’s Annual Report on Form 10-K. These reports related to Grant Thornton’s audit of (i) the consolidated financial statements, (ii) Management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Committee continues to oversee the Company’s efforts related to its internal control over financial reporting and Management’s preparations for the evaluation in fiscal 2006.

The Audit Committee reports as follows with respect to the audit of the Company’s 2005 audited consolidated financial statements:

•
The Committee has reviewed and discussed the Company’s 2005 audited consolidated financial statements with its Management, including the reasonableness of significant estimates and judgments and the clarity of disclosure in the Company’s financial statements, including the disclosures related to the Company’s critical accounting policies;

•
The Committee has discussed with Grant Thornton, the matters required to be discussed by SAS 61, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements;

•
The Committee has received written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (which relates to the independence of Grant Thornton from the Company and its related entities) and has discussed with the auditors their independence from the Company; and

•
Based on review and discussions of the Company’s 2005 audited consolidated financial statements with Management and discussions with Grant Thornton, the Audit Committee recommended to the Board of Directors that the Company’s 2005 audited financial statements be included in its Annual Report on Form 10-K.

The Committee, comprising non-management directors, meets at regularly scheduled executive sessions. The Committee Chair, Mr. Flinn, presides at the executive sessions of the Audit Committee.

March 27, 2006

Submitted by the Members of the Audit Committee

Patrick L. Flinn — Chairman
Orwin L Carter, Ph.D.
Earnest W. Deavenport, Jr.
Peter A.A. Saunders

Each of the above members meets the requirements for independence as defined by the applicable standards of the SEC and NYSE.

STOCK PERFORMANCE GRAPH

The following graph compares the performance of the Company’s Common Stock to the performance of (1) the New York Stock Exchange Composite Index and (2) a self-constructed peer group of issuers selected by the Company. The graph assumes that $100 was invested on December 31, 2000, in the Company’s Common Stock and each of the indices and that all dividends were reinvested.

Comparison of Five-Year — Cumulative Returns

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(1) Based on information for the new self-constructed peer group consisting of:

ArQule Inc.; Cell Genesys Inc.; Digene Corp.; Hybridon Inc.; Medarex Inc.; Mentor Corp.; Myriad Genetics Inc.; Neogen Corp.; North American Scientific Inc.; Novoste Corp.; Nuvelo Inc.; Oscient Pharmaceuticals Corp.; OSI Pharmaceuticals Inc.; Protein Design Labs Inc.; Quidel Corp.; Synovis Life Technologies Inc.; Third Wave Technologies Inc.; XOMA Ltd.; and ZymoGenetics Inc. Corixa Corp. and Transkaryotic Therapies Inc. were included last year, but were omitted as both companies were acquired in 2005.

PROPOSAL NUMBER TWO
APPROVAL OF THE COMPANY’S 2006 STOCK INCENTIVE PLAN

On February 15, 2006, the Board of Directors of the Company adopted, subject to stockholder approval, the Theragenics Corporation 2006 Stock Incentive Plan (the "2006 Stock Incentive Plan"), the full text of which is set forth as Annex A and is made a part hereof. The Company is required to seek stockholder approval of the 2006 Stock Incentive Plan under the rule of the New York Stock Exchange. The following description of the 2006 Stock Incentive Plan is qualified in its entirety by reference to the applicable provisions of the plan document.

The 2006 Stock Incentive Plan allows the Company to grant equity-based compensation to all officers, directors, employees and consultants of the Company or an affiliate (the “Eligible Persons”) for the purpose of giving them a proprietary interest in the Company and providing the Company with a means to attract and retain key personnel, and to support the future strategic direction of the Company. In the event that the 2006 Stock Incentive Plan is not approved, the Company could have considerable difficulty in attracting and retaining qualified personnel, officers, directors and consultants. The Board of Directors has approved and seeks stockholder approval of the 2006 Stock Incentive Plan. The Board of Directors has reserved one million five hundred thousand (1,500,000) shares of the Company’s Common Stock (“Common Stock”) for issuance pursuant to awards that may be made under the 2006 Stock Incentive Plan, subject to adjustment as provided therein. Up to 100% of the shares reserved under the 2006 Stock Incentive Plan can be issued pursuant to incentive stock options, in the form of any other Stock Incentive (as defined below), or in a combination thereof. In the event all or a portion of a Stock Incentive is forfeited, cancelled, expired, or terminated before becoming vested, paid, exercised, converted, or otherwise settled in full, or if shares of stock are used in settlement of a withholding obligation with respect to any Stock Incentive, that number of shares shall be again available under the 2006 Stock Incentive Plan and shall not count against the maximum number of reserved shares.

Classes of Eligible Persons

The aggregate benefits and or amounts that will be received in the future by officers, directors, employees and consultants of the Company or any other persons pursuant to the 2006 Stock Incentive Plan are not presently determinable. As of the date of this proxy statement, there were seven (7) officers, seven (7) non-officer directors, and two hundred and seventeen (217) other employees of the Company or its subsidiary who comprise the Eligible Persons.

Administration

Awards under the 2006 Stock Incentive Plan will be determined by a committee appointed by the Board of Directors which may be the entire Board of Directors (the “Committee”). All questions of interpretation of the 2006 Stock Incentive Plan will be determined by the Committee, and its decisions are final and binding upon all participants.

Awards

The 2006 Stock Incentive Plan permits the Committee to make awards of shares of Common Stock and awards of derivative securities related to the value of Common Stock. The closing market price per share of Common Stock as of March 17, 2006 was $3.15. These discretionary awards may be made on an individual basis, or pursuant to a program approved by the Committee for the benefit of a group of Eligible Persons.

The 2006 Stock Incentive Plan permits the Committee to make awards of a variety of incentives, including stock awards, options to purchase shares of Common Stock, stock appreciation rights, restricted stock units, performance unit awards, and dividend equivalent rights (together, “Stock Incentives”).

The number of shares of Common Stock as to which a Stock Incentive is granted and the recipient of any Stock Incentive shall be determined by the Committee, subject to the provisions of the 2006 Stock Incentive Plan. Stock Incentives issuable may be made exercisable or paid at such prices and may be made terminable under such terms as are established by the Committee and in some cases may be paid in cash, to the extent not otherwise inconsistent with the terms of the 2006 Stock Incentive Plan.

To the extent that the Committee desires to base a Stock Incentive on performance goals that are intended to qualify the Stock Incentive as performance-based compensation under Section 162(m) of the Internal Revenue Code, the Committee may, but is not required to, make the vesting or payment of a Stock Incentive subject to the achievement of any of the performance goals listed below during a specified period:

(i)	earnings per share and/or growth in earnings per share in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;
(ii)	operating cash flow and/or growth in operating cash flow in relation to target objectives;
(iii)	cash available in relation to target objectives;
(iv)	net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;
(v)	revenue and/or growth in revenue in relation to target objectives;
(vi)	total stockholder return (measured as the total of the appreciation of and dividends declared on the Common Stock) in relation to target objectives;
(vii)	return on invested capital in relation to target objectives;
(viii)	return on stockholder equity in relation to target objectives;
(ix)	return on assets in relation to target objectives;
(x)	return on common book equity in relation to target objectives; and/or
(xi)	market share in relation to target objectives.

The Committee may modify the performance goals previously established with respect to a particular grant of a Stock Incentive as a result of a change in the business, operations, corporate structure, or capital structure of the Company or other similar events, except where such action would result in the loss of a tax deduction to the Company pursuant to Section 162(m) of the Internal Revenue Code.

The Committee may, but is not required to, structure any Stock Incentive so as to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

The maximum number of shares of Common Stock that may be granted during any calendar year as to any employee with respect to which options, stock appreciation rights, or other Stock Incentives that are intended to be performance-based compensation under Section 162(m) of the Internal Revenue Code shall not exceed five hundred thousand (500,000). Furthermore, the maximum aggregate dollar amount (determined as of the date of grant) of performance unit awards that may be granted to an employee may not exceed $1,000,000.

In addition, the 2006 Stock Incentive Plan also permits the Board of Directors to delegate to one or more officers of the Company the ability to grant Stock Incentives under the 2006 Stock Incentive Plan to individuals other than officers of the Company or any affiliate. The officers so designated can determine the number of shares as to which the Stock Incentive is granted, subject to a maximum number established by the Board of Directors.

Stock Incentives generally shall not be transferable or assignable during a holder’s lifetime unless otherwise provided under the terms of the Stock Incentive award. However, incentive stock options may not be transferred except by will or by the laws of intestate succession.

Options

Options may be made exercisable at a price per share not less than the fair market value (determined in accordance with the 2006 Stock Incentive Plan as described below) per share of Common Stock on the date that the option is awarded. The 2006 Stock Incentive Plan provides that the Committee may determine fair market value by reference to the selling price per share on the date of grant or the preceding trading day, the closing price or average price on such day, or the average price for a period ending on such day. The exercise price of an option may not be amended or modified without the approval of stockholders, except in the event of a recapitalization, reorganization, or similar event as described below. Incentive stock options granted under the 2006 Stock Incentive Plan will expire ten years after their respective grant dates. However, an incentive stock option granted to an individual who owns more than 10% of Common Stock is required to expire five years after its grant date. Nonqualified stock options are required to have an expiration date specified in the Stock Incentive agreement.

The Committee may permit an option exercise price to be paid in cash, by the delivery of previously-owned shares of Common Stock, through a cashless exercise executed through a broker, or by having a number of shares of Common Stock otherwise issuable at the time of exercise withheld. The 2006 Stock Incentive Plan permits the grant of both incentive and non-qualified stock options.

The 2006 Stock Incentive Plan prohibits so-called “reload grants.” Reload grants are grants of stock options that are made in consideration for or as a condition of the delivery of shares of stock to the issuer in payment of the exercise price or tax withholding obligation of any other option held by the grantee.

Stock Appreciation Rights

Stock appreciation rights may be granted separately or in connection with another Stock Incentive. Each stock appreciation right allows the recipient to receive the appreciation per share of Common Stock over a defined price which may not be less than fair market value (determined in accordance with the 2006 Stock Incentive Plan as described above under the heading “Options”) per share of Common Stock on the date the stock appreciation right is granted. The price of a stock appreciation right may not be amended or modified without stockholder approval, except in the event of a recapitalization, reorganization, or similar event as described below. If a stock appreciation right is granted in connection with another Stock Incentive, it may only be exercised to the extent that the related Stock Incentive has not been exercised, paid, or otherwise settled. Stock appreciation rights are exercisable or payable at a time or times certain or upon the occurrence or non-occurrence of certain events. Stock appreciation rights may be settled in shares of Common Stock or in cash, according to terms established by the Committee with respect to any particular award. Stock appreciation rights have no defined expiration period under the 2006 Stock Incentive Plan, but an expiration period can be included in the applicable Stock Incentive agreement or program.

Stock Awards

The Committee may grant shares of Common Stock, subject to such restrictions and conditions, if any, as the Committee shall determine, including the payment of cash by the recipient.

Other Stock Incentives

Dividend equivalent rights, performance units and restricted stock units may be granted in such numbers or units and may be subject to such conditions or restrictions as the Committee shall determine and shall be payable in cash or shares of Common Stock, as the Committee may determine.

General Rules

The terms of particular Stock Incentives may provide that they terminate, among other reasons, upon the holder’s termination of employment or other status with respect to the Company and any affiliate, upon a specified date, upon the holder’s death or disability, or upon the occurrence of a change in control of the Company. Stock Incentives may also include exercise, conversion or settlement rights to a holder’s estate or personal representative in the event of the holder’s death or disability. At the Committee’s discretion, Stock Incentives that are held by an employee who suffers a termination of employment may be cancelled, accelerated, paid or continued, subject to the terms of the applicable Stock Incentive agreement and to the provisions of the 2006 Stock Incentive Plan. These Stock Incentives have no defined expiration period under the 2006 Stock Incentive Plan, but an expiration period can be included in the applicable Stock Incentive agreement or program.

Recapitalizations and Reorganizations

The number of shares of Common Stock reserved for issuance in connection with the grant or settlement of Stock Incentives or to which a Stock Incentive is subject, as the case may be, and the exercise price of each option are subject to adjustment in the event of any recapitalization of the Company or similar event effected without receipt of consideration by the Company.

In the event of certain corporate reorganizations, Stock Incentives may be substituted, cancelled, accelerated, cashed-out or otherwise adjusted by the Committee, provided such adjustment is not inconsistent with the express terms of the 2006 Stock Incentive Plan or the applicable Stock Incentive agreement.

Amendment or Termination

Although the 2006 Stock Incentive Plan may be amended by the Board of Directors without stockholder approval, the Board of Directors also may condition any such amendment upon stockholder approval if stockholder approval is deemed necessary or appropriate in consideration of tax, securities or other laws. However, the Board of Directors may not amend the 2006 Stock Incentive Plan without stockholder approval to (1) increase the number of shares of Common Stock available for awards under the 2006 Stock Incentive Plan, (2) materially expand the classes of individuals eligible to receive Stock Incentives, or (3) materially expand the types of awards available under the 2006 Stock Incentive Plan.

Tax Consequences

The following discussion outlines generally the federal income tax consequences of participation in the 2006 Stock Incentive Plan. Individual circumstances may vary and each recipient should rely on his or her own tax counsel for advice regarding federal income tax treatment under the 2006 Stock Incentive Plan. Furthermore, any tax advice contained in this discussion is not intended to be used, and cannot be used, to avoid penalties imposed under the Internal Revenue Code.

Non-Qualified Options. A recipient will not recognize income upon the grant of an option or at any time prior to the exercise of the option or a portion thereof. At the time the recipient exercises a non-qualified option or portion thereof, he or she will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of Common Stock on the date the option is exercised over the price paid for Common Stock, and the Company will then be entitled to a corresponding deduction.

Depending upon the period shares of Common Stock are held after exercise, the sale or other taxable disposition of shares acquired through the exercise of a non-qualified option generally will result in a short- or long-term capital gain or loss equal to the difference between the amount realized on such disposition and the fair market value of such shares when the non-qualified option was exercised.

Incentive Stock Options. A recipient who exercises an incentive stock option will not be taxed at the time he or she exercises the option or a portion thereof. Instead, he or she will be taxed at the time he or she sells Common Stock purchased pursuant to the option. The recipient will be taxed on the difference between the price he or she paid for the stock and the amount for which he or she sells the stock. If the recipient does not sell the stock prior to two years from the date of grant of the option and one year from the date the stock is transferred to him or her, the recipient will be entitled to capital gain or loss treatment based upon the difference between the amount realized on the disposition and the aggregate exercise price and the Company will not get a corresponding deduction. If the recipient sells the stock at a gain prior to that time, the difference between the amount the recipient paid for the stock and the lesser of the fair market value on the date of exercise or the amount for which the stock is sold, will be taxed as ordinary income and the Company will be entitled to a corresponding deduction; if the stock is sold for an amount in excess of the fair market value on the date of exercise, the excess amount is taxed as capital gain. If the recipient sells the stock for less than the amount he or she paid for the stock prior to the one or two year periods indicated, no amount will be taxed as ordinary income and the loss will be taxed as a capital loss.

Exercise of an incentive option may subject a recipient to, or increase a recipient’s liability for, the alternative minimum tax.

Stock Awards. A recipient will not be taxed upon the grant of a stock award if such award is not transferable by the recipient or is subject to a “substantial risk of forfeiture,” as defined in the Internal Revenue Code. However, when the shares of Common Stock that are subject to the stock award are transferable by the recipient and are no longer subject to a substantial risk of forfeiture, the recipient will recognize compensation taxable as ordinary income in an amount equal to the fair market value of the stock subject to the stock award, less any amount paid for such stock, and the Company will then be entitled to a corresponding deduction. However, if a recipient so elects at the time of receipt of a stock award, he or she may include the fair market value of the stock subject to the stock award, less any amount paid for such stock, in income at that time and the Company also will be entitled to a corresponding deduction at that time.

Other Stock Incentives. A recipient will not recognize income upon the grant of a stock appreciation right, dividend equivalent right, performance unit award or restricted stock unit (the “Equity Incentives”). Generally, at the time a recipient receives payment under any Equity Incentive, he or she will recognize compensation taxable as ordinary income in an amount equal to the cash or the fair market value of Common Stock received, and the Company will then be entitled to a corresponding deduction.

The 2006 Stock Incentive Plan is not qualified under Section 401(a) of the Internal Revenue Code.

Voting Required for Approval

The affirmative vote of a majority of the outstanding shares of the Company’s Common Stock represented at a meeting at which a quorum is present is required for adoption of the 2006 Stock Incentive Plan. THE BOARD OF DIRECTORS HAS ADOPTED THE 2006 STOCK INCENTIVE PLAN AND BELIEVES IT IS ADVISABLE AND IN THE BEST INTEREST OF THERAGENICS AND THE STOCKHOLDERS TO APPROVE SUCH PLAN. ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE 2006 STOCK INCENTIVE PLAN.

PROPOSAL NUMBER THREE
RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

Stockholders will be asked to vote for a proposal to ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006. Grant Thornton LLP has acted as our independent accountants since 1989 and the Company expects to appoint Grant Thornton LLP as the independent registered public accounting firm to audit the Company’s financial statements for 2006. The Audit Committee is responsible for the selection of the Company’s accounting firm. As a matter of good corporate governance, the Company is submitting the selection of Grant Thornton LLP to stockholders for ratification. Proposal Three requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will have no effect on Proposal Three. One or more representatives of Grant Thornton LLP is expected to attend the annual meeting, will have an opportunity to make a statement and will be available to respond to appropriate questions from stockholders.

Accounting Fees And Services

Following are aggregate fees billed to the Company by Grant Thornton LLP for professional services for the fiscal years ended December 31, 2005 and 2004.

Audit Fees. In connection with services rendered for the audit of the Company’s annual financial statements and the review of the Company’s interim financial statements, the Company has estimated that its total audit fees for fiscal years 2005 and 2004 were approximately $371,000 and $298,000, respectively. This figure is based on an estimate provided by our accountants, Grant Thornton LLP, and includes fees for services that were billed to the Company in fiscal year 2006 in connection with the 2005 fiscal year audit. In 2005 and 2004, audit fees include fees for professional services rendered for the audits of (i) Management’s assessment of the effectiveness of internal control over financial reporting and (ii) the effectiveness of internal control over financial reporting.

Audit-Related Fees. The aggregate fees billed by Grant Thornton LLP for professional services to the Company consisted of fees associated with the audit of the financial statements of certain employee benefit plans and due diligence related to potential acquisitions in the amounts of approximately $12,000 and $17,000 for the fiscal years ending 2005 and 2004, respectively.

Tax Fees. The aggregate fees billed by Grant Thornton LLP for professional services to the Company relating to tax compliance, tax planning and tax advice, taken as a whole, were approximately $31,000 and $30,000 for the fiscal years ending 2005 and 2004, respectively.

All Other Fees. The aggregate fees billed by Grant Thornton LLP for professional services to the Company relating to other fees in 2005 includes review services rendered in connection with a contract proposal and totaled approximately $3,000 in 2005. No such services were rendered during 2004.

The Audit Committee pre-approves all services performed by its principal accounting firm. The full Audit Committee approves annually projected services and fee estimates for these services. The Audit Committee Chairman has been designated by the Audit Committee to pre-approve any services arising during the year that are not otherwise pre-approved by the entire Audit Committee. Services approved by the Chairman are communicated to the full Audit Committee for ratification at its next regular meeting. In making its pre-approval determination, the Audit Committee is required to consider whether providing the non-audit services are compatible with maintaining the accounting firm’s independence.

THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT ACCOUNTING FIRM FOR 2006.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, officers, directors, and beneficial owners of more than ten percent of the outstanding Common Stock are required to file reports with the Securities and Exchange Commission reporting their beneficial ownership of the Common Stock at the time they become subject to the reporting requirements and changes in beneficial ownership occurring thereafter. Based on a review of the reports submitted to the Company and written representations from persons known to the Company to be subject to these reporting requirements, the Company believes that its executive officers and directors complied with the Section 16(a) requirements during fiscal 2005.

RELATED PARTY TRANSACTIONS

Ms. Jacobs, President and CEO of Theragenics Corporation, was previously a director of the American Cardiovascular Research Institute (ACRI). ACRI performed animal studies related to the Company’s research initiatives. Theragenics paid ACRI approximately $51,000 and $60,000 during 2004 and 2003 respectively, for these animal studies.

Until May 2004, Ms. Jacobs was also a director of Landauer, Inc., a vendor that provides radiation measurement services to Theragenics. Theragenics paid this vendor approximately $32,000 and $37,000 during 2004 and 2003 respectively, for these services.

Ms. Jacobs is also related to the principal of an outside consultant, Medical Equities, that provides real estate advisory services. Theragenics paid this consultant approximately $5,000 in 2003 for these services.

CP Medical leases production, warehouse and office space from an entity controlled by the former owner of CP Medical, Mr. Ferguson, who is currently an officer and stockholder of Theragenics. Monthly payments of approximately $13,600 are due under this lease through April 2010.

STOCKHOLDER PROPOSALS

Stockholders of Theragenics may submit proposals for inclusion in the proxy materials. These proposals must meet the stockholder eligibility and other requirements of the Securities and Exchange Commission. In order to be included in the Company’s 2007 proxy material, a stockholder’s proposal must be received not later than December 1, 2006 at Theragenics Corporation offices, 5203 Bristol Industrial Way, Buford, Georgia 30518, ATTN: Corporate Secretary.

In addition, Theragenics’ By-Laws provide that in order for business to be brought before the Annual Meeting, a stockholder must deliver or mail written notice to the principal executive offices of the Company, which written notice is received not less than 60 days nor more than 90 days prior to the date of the meeting. The notice must state the stockholder’s name, address, number and class of shares of Theragenics stock held, and briefly describe the business to be brought before the meeting, the reasons for conducting such business at the Annual Meeting, and any material interest of the stockholder in the proposal.

The By-Laws also provide that if a stockholder intends to nominate a candidate for election as a Director, the stockholder must deliver written notice of his or her intention to the Secretary of the Company. The notice must be received not less than 60 days nor more than 90 days before the date of the meeting of stockholders. The notice must set forth the name and address of, and the number of shares owned by, the stockholder (and that of any other stockholder known to be supporting said nominee). The notice must also set forth the name of the nominee for election as a Director, the age of the nominee, the nominee’s business address and experience during the past five years, the number of shares of stock of the Company beneficially held by the nominee, and such other information concerning the nominee as would be required to be included in a proxy statement soliciting proxies for the election of the nominee. In addition, the notice must include the consent of the nominee to serve as a Director of Theragenics if elected.

MISCELLANEOUS

The Company’s website address is “http://www.theragenics.com.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through its website by clicking on the “Investor Relations” page and selecting “SEC Filings.” These reports will be available as soon as reasonably practicable after such material has been electronically filed with, or furnished to, the SEC. These reports are also available through the SEC’s website at “http://www.sec.gov.” The information on these websites and the information contained therein or connected thereto are not intended to be incorporated by reference into this proxy statement.

The Company will furnish without charge a copy of its annual report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2005, including financial statements and schedules, to any record or beneficial owner of its common stock as of March 10, 2006, who requests a copy of such report. Any request for the 10-K report should be in writing addressed to: Investor Relations, Theragenics Corporation, 5203 Bristol Industrial Way, Buford, Georgia 30518. If the person requesting the report was not a stockholder of record on March 10, 2006, the request must include a representation that such person was a beneficial owner of common stock of the Company on that date. Copies of any exhibits to the Form 10-K will be furnished on request and upon payment of the Company’s expenses in furnishing such exhibits.

OTHER MATTERS

Management is not aware of any matters to be presented for action at the meeting other than those set forth in this Proxy Statement. However, should any other business properly come before the meeting, or any adjournment thereof, the enclosed Proxy confers upon the persons entitled to vote the shares represented by such Proxy discretionary authority to vote the same in respect of any such other business in accordance with their best judgment in the interest of the Company.

Buford, Georgia
March 27, 2006

Annex A

THERAGENICS CORPORATION
2006 STOCK INCENTIVE PLAN

THERAGENICS CORPORATION
2006 STOCK INCENTIVE PLAN

THERAGENICS CORPORATION
2006 STOCK INCENTIVE PLAN

SECTION I. DEFINITIONS

1.1       Definitions. Whenever used herein, the masculine pronoun will be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise, and the following capitalized words and phrases are used herein with the meaning thereafter ascribed:

(a)    “Affiliate” means:

(1)    Any Subsidiary or Parent,

(2)    An entity that directly or through one or more intermediaries controls, is controlled by, or is under common control with the Company, as determined by the Company, or

(3)    Any entity in which the Company has such a significant interest that the Company determines it should be deemed an “Affiliate”, as determined in the sole discretion of the Company.

(b)     “Board of Directors” means the board of directors of the Company.

(c)    “Code” means the Internal Revenue Code of 1986, as amended.

(d)    “Committee” means the committee appointed by the Board of Directors to administer the Plan. The Board of Directors shall consider the advisability of whether the members of the Committee shall consist solely of two or more members of the Board of Directors who are both “outside directors” as defined in Treas. Reg. § 1.162-27(e) as promulgated by the Internal Revenue Service and “non-employee directors” as defined in Rule 16b-3(b)(3) as promulgated under the Exchange Act, and if applicable, who satisfy the requirements of the national securities exchange or nationally recognized quotation or market system on which the Stock is then traded. Notwithstanding the foregoing, with respect to Stock Incentives awarded by an officer or officers of the Company pursuant to Section 2.3(b), the “Committee” as used in the Plan shall mean such officer or officers, unless the context would clearly indicate otherwise.

(e)    “Company” means Theragenics Corporation, a Delaware corporation.

(f)    “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Company or, if applicable, any Affiliate of the Company for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of

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Disability relates to an Incentive Stock Option, Disability means that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of Disability will be made by the Committee and will be supported by advice of a physician competent in the area to which such Disability relates.

(g)    “Dividend Equivalent Rights” means certain rights to receive cash payments as described in Section 3.5.

(h)    “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(i)    “Fair Market Value” refers to the determination of the value of a share of Stock as of a date, determined as follows:

(1)    if the shares of Stock are actively traded on any national securities exchange or any nationally recognized quotation or market system (including, without limitation Nasdaq), Fair Market Value shall mean the price at which Stock shall have been sold on such date or on the trading day immediately preceding such date, as reported by any such exchange or system selected by the Committee on which the shares of Stock are then traded;

(2)    if the shares of Stock are not actively traded on any such exchange or system, Fair Market Value shall mean the price for the Stock on such date, or on the trading day immediately preceding such date, as reported by such exchange or system; or

(3)    if the shares of Stock are not actively traded or reported on any exchange or system on such date or on the business day immediately preceding such date, Fair Market Value shall mean the fair market value of a share of Stock as determined by the Committee taking into account such facts and circumstances deemed to be material by the Committee to the value of the Stock in the hands of the Participant.

Notwithstanding the foregoing, for purposes of Paragraph (1), (2), or (3) above, the Committee may use the closing price as of the indicated date, the average price or value as of the indicated date or for a period certain ending on the indicated date, the price determined at the time the transaction is processed, the tender offer price for shares of Stock, or any other method which the Committee determines is reasonably indicative of the fair market value of the Stock; provided further, that for purposes of granted Non-Qualified Stock Options or Stock Appreciation Rights, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 409A, and for purposes of granting Incentive Stock Options, Fair Market Value of Stock shall be determined in accordance with the requirements of Code Section 422.

(j)    “Incentive Stock Option” means an incentive stock option within the meaning of Section 422 of the Internal Revenue Code.

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(k)    “Option” means a Non-Qualified Stock Option or an Incentive Stock Option.

(l)    “Over 10% Owner” means an individual who at the time an Incentive Stock Option to such individual is granted owns Stock possessing more than 10% of the total combined voting power of the Company or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

(m)    “Non-Qualified Stock Option” means a stock option that is not an Incentive Stock Option.

(n)    “Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, with respect to Incentive Stock Options, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. A Parent shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations and rulings thereunder.

(o)    “Participant” means an individual who receives a Stock Incentive hereunder.

(p)    “Performance Goals” means the measurable performance objectives, if any, established by the Committee for a Performance Period that are to be achieved with respect to a Stock Incentive granted to a Participant under the Plan and that are intended by the Committee to constitute objective goals for purposes of Code Section 162(m). Performance Goals may be described in terms of Company-wide objectives, in terms of objectives that are related to performance of the division, Affiliate, department or function within the Company or an Affiliate in which the Participant receiving the Stock Incentive is employed or on which the Participant’s efforts have the most influence, or in terms of the Company’s performance relative to the performance of one or more companies selected by the Committee. The Performance Goals established by the Committee for any Performance Period under the Plan will consist of one or more of the following:

(i)	earnings per share and/or growth in earnings per share in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(ii)	operating cash flow and/or growth in operating cash flow in relation to target objectives;

(iii)	cash available in relation to target objectives;

(iv)	net income and/or growth in net income in relation to target objectives, excluding the effect of extraordinary or nonrecurring items;

(v)	revenue and/or growth in revenue in relation to target objectives;

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(vi)	total shareholder return (measured as the total of the appreciation of and dividends declared on the Stock) in relation to target objectives;

(vii)	return on invested capital in relation to target objectives;

(viii)	return on shareholder equity in relation to target objectives;

(ix)	return on assets in relation to target objectives;

(x)	return on common book equity in relation to target objectives; and

(xi)	market share in relation to target objectives.

If the Committee determines that, as a result of a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or any other events or circumstances, the Performance Goals are no longer suitable, the Committee may in its discretion modify such Performance Goals or the related minimum acceptable level of achievement, in whole or in part, with respect to a period as the Committee deems appropriate and equitable, except where such action would result in the loss of the otherwise available exemption of the Stock Incentive under Section 162(m) of the Code, if applicable. In such case, the Committee will not make any modification of the Performance Goals or minimum acceptable level of achievement.

(q)    “Performance Period” means, with respect to a Stock Incentive, a period of time within which the Performance Goals relating to such Stock Incentive are to be measured. The Performance Period will be established by the Committee at the time the Stock Incentive is granted.

(r)    “Performance Unit Award” refers to a performance unit award as described in Section 3.6.

(s)    “Plan” means the Theragenics 2006 Stock Incentive Plan.

(t)    “Restricted Stock Units” refers to the rights described in Section 3.7.

(u)    “Stock” means the Company’s common stock.

(v)    “Stock Appreciation Right” means a stock appreciation right described in Section 3.3.

(w)    “Stock Award” means a stock award described in Section 3.4.

(x)    “Stock Incentive Agreement” means an agreement between the Company and a Participant or other documentation evidencing an award of a Stock Incentive.

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(y)    “Stock Incentive Program” means a written program established by the Committee, pursuant to which Stock Incentives are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

(z)    “Stock Incentives” means, collectively, Dividend Equivalent Rights, Incentive Stock Options, Non-Qualified Stock Options, Performance Unit Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards.

(aa)        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain. A “Subsidiary” shall include any entity other than a corporation to the extent permissible under Section 424(f) or regulations or rulings thereunder.

(bb)       “Termination of Employment” means the termination of the employment relationship between a Participant and the Company and its Affiliates, regardless of whether severance or similar payments are made to the Participant for any reason, including, but not by way of limitation, a termination by resignation, discharge, death, Disability or retirement. The Committee will, in its absolute discretion, determine the effect of all matters and questions relating to a Termination of Employment as it affects a Stock Incentive, including, but not by way of limitation, the question of whether a leave of absence constitutes a Termination of Employment.

SECTION 2 THE STOCK INCENTIVE PLAN

2.1    Purpose of the Plan.  The Plan is intended to (a) provide incentives to certain officers, employees, directors and consultants of the Company and its Affiliates to stimulate their efforts toward the continued success of the Company and to operate and manage the business in a manner that will provide for the long-term growth and profitability of the Company; (b) encourage stock ownership by certain officers, employees, directors and consultants by providing them with a means to acquire a proprietary interest in the Company, acquire shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (c) provide a means of obtaining, rewarding and retaining officers, employees, directors, and consultants.

2.2    Stock Subject to the Plan.  Subject to adjustment in accordance with Section 5.2, one million five hundred thousand (1,500,0000) shares of Stock (the “Maximum Plan Shares”) are hereby reserved exclusively for issuance upon exercise or payment pursuant to Stock Incentives, all or any of which may be pursuant to any one or more Stock Incentive, including without limitation, Incentive Stock Options. The shares of Stock attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Stock Incentive that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and shares of stock deducted or withheld to

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satisfy tax withholding (other than shares of Stock that are withheld from a Stock Award upon vesting) will again be available for purposes of the Plan.

2.3    Administration of the Plan.

(a)    The Plan is administered by the Committee.  The Committee has full authority in its discretion to determine the officers, employees, directors and consultants of the Company or its Affiliates to whom Stock Incentives will be granted and the terms and provisions of Stock Incentives, subject to the Plan. Subject to the provisions of the Plan, the Committee has full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Stock Incentive Agreements and to make all other determinations necessary or advisable for the proper administration of the Plan.  The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan (whether or not such persons are similarly situated).  The Committee’s decisions are final and binding on all Participants. Each member of the Committee shall serve at the discretion of the Board of Directors and the Board of Directors may from time to time remove members from or add members to the Committee. Vacancies on the Committee shall be filled by the Board of Directors.

(b)    Notwithstanding any other provision of this Plan, the Board of Directors may by resolution authorize one or more officers of the Company to do one or both of the following: (1) designate individuals (other than officers of the Company or any Affiliate) to receive Stock Incentives under the Plan, and (2) determine the number of shares of Stock subject to such Stock Incentives; provided however, that the resolution shall specify the total number of shares of Stock that may be awarded subject to such Stock Incentives.

2.4    Eligibility and Limits.  Stock Incentives may be granted only to officers, and employees, directors, and consultants of the Company or any Affiliate of the Company; provided, however, that an Incentive Stock Option may only be granted to an employee of the Company or any Parent or Subsidiary.  In the case of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of Stock with respect to which stock options intended to meet the requirements of Code Section 422 become exercisable for the first time by an individual during any calendar year under all plans of the Company and its Subsidiaries may not exceed $100,000; provided further, that if the limitation is exceeded, the Incentive Stock Option(s) which cause the limitation to be exceeded will be treated as Non-Qualified Stock Option(s). To the extent required under Section 162(m) of the Code and the regulations thereunder, as applicable, for compensation to be treated as qualified performance-based compensation, subject to adjustment in accordance with Section 5.2, the maximum number of shares of Stock with respect to which (a) Options, (b) Stock Appreciation Rights, or (c) other Stock Incentives to the extent they are granted with the intent that they qualify as qualified performance-based compensation under Section 162(m) of the Code may be granted during any calendar year to any employee may not exceed five hundred thousand (500,000) and the maximum aggregate dollar amount (determined at the date of grant) of

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Performance Unit Awards that may be granted to any employee may not exceed $1,000,000. If, after grant, an Option is cancelled, the cancelled Option shall continue to be counted against the maximum number of shares for which options may be granted to an employee as described in this Section 2.4. If, after grant, the exercise price of an Option is reduced or the base amount on which a Stock Appreciation Right is calculated is reduced, the transaction shall be treated as the cancellation of the Option or the Stock Appreciation Right, as applicable, and the grant of a new Option or Stock Appreciation Right, as applicable. If an Option or Stock Appreciation Right is deemed to be cancelled as described in the preceding sentence, the Option or Stock Appreciation Right that is deemed to be canceled and the Option or Stock Appreciation Right that is deemed to be granted shall both be counted against the maximum number of shares for which Options or Stock Appreciation Rights may be granted to an employee as described in this Section 2.4.

SECTION 3 TERMS OF STOCK INCENTIVES

3.1    Terms and Conditions of All Stock Incentives.

(a)    The number of shares of Stock as to which a Stock Incentive may be granted will be determined by the Committee in its sole discretion, subject to the provisions of Section 2.2 as to the total number of shares available for grants under the Plan and subject to the limits in Section 2.4.

(b)    Each Stock Incentive will either be evidenced by a Stock Incentive Agreement in such form and containing such, terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals, if any, that must be achieved as a condition to vesting or settlement of the Stock Incentive, or be made subject to the terms of a Stock Incentive Program, containing such terms, conditions and restrictions as the Committee may determine to be appropriate, including without limitation, Performance Goals that must be achieved as a condition to vesting or settlement of the Stock Incentive. Performance Goals, if any, shall be established within ninety (90) days of the first day of a Performance Period. At the time any Performance Goals are established, the outcome as to whether the Performance Goals will be met must be substantially uncertain. If any Performance Goals are established as a condition to vesting or settlement of a Stock Incentive, the Committee shall certify in writing that the applicable Performance Goals were in fact satisfied before such Stock Incentive is vested or settled, as applicable. Each Stock Incentive Agreement or Stock Incentive Program is subject to the terms of the Plan and any provisions contained in the Stock Incentive Agreement or Stock Incentive Program that are inconsistent with the Plan are null and void. To the extent a Stock Incentive is subject to Performance Goals with the intent that the Stock Incentive constitute performance-based compensation under Code Section 162(m), the Committee shall comply with all applicable requirements under Code Section 162(m) and the rules and regulations promulgated thereunder in granting and settling such Stock Incentive. The Committee may, but is not required to, structure any Stock Incentive so as to qualify as performance-based compensation under Code Section 162(m).

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(c)    The date as of which a Stock Incentive is granted will be the date on which the Committee has approved the terms and conditions of the Stock Incentive and has determined the recipient of the Stock Incentive and the number of shares, if any, covered by the Stock Incentive, and has taken all such other actions necessary to complete the grant of the Stock Incentive.

(d)    Any Stock Incentive may be granted in connection with all or any portion of a previously or contemporaneously granted Stock Incentive. Exercise or vesting of a Stock Incentive granted in connection with another Stock Incentive may result in a pro rata surrender or cancellation of any related Stock Incentive, as specified in the applicable Stock Incentive Agreement or Stock Incentive Program.

(e)    Stock Incentives are not transferable or assignable except by will or by the laws of descent and distribution and are exercisable, during the Participant’s lifetime, only by the Participant; or in the event of the Disability of the Participant, by the legal representative of the Participant; or in the event of death of the Participant, by the legal representative of the Participant’s estate or if no legal representative has been appointed, by the successor in interest determined under the Participant’s will; except to the extent that the Committee may provide otherwise as to any Stock Incentives other than Incentive Stock Options.

(f)    After the date of grant of a Stock Incentive, the Committee may, in its sole discretion, modify the terms and conditions of a Stock Incentive, except to the extent that such modification would be inconsistent with other provisions of the Plan or would adversely affect the rights of a Participant under the Stock Incentive (except as otherwise permitted under the Plan), or to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.2    Terms and Conditions of Options.  Each Option granted under the Plan must be evidenced by a Stock Incentive Agreement. At the time any Option is granted, the Committee will determine whether the Option is to be an Incentive Stock Option described in Code Section 422 or a Non-Qualified Stock Option, and the Option must be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. Incentive Stock Options may only be granted to employees of the Company or any Subsidiary or Parent. At the time any Incentive Stock Option granted under the Plan is exercised, the Company will be entitled to legend the certificates representing the shares of Stock purchased pursuant to the Option to clearly identify them as representing the shares purchased upon the exercise of an Incentive Stock Option. An Incentive Stock Option may only be granted within ten (10) years from the earlier of the date the Plan is adopted or approved by the Company’s stockholders.

(a)    Option Price. Subject to adjustment in accordance with Section 5.2 and the other provisions of this Section 3.2, the exercise price (the “Exercise Price”) per share of Stock purchasable under any Option must be as set forth in the applicable Stock Incentive Agreement, but in no event may it be less than the Fair Market Value on the date the Option is granted. With respect to each grant of an Incentive Stock Option to a

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Participant who is an Over 10% Owner, the Exercise Price may not be less than 110% of the Fair Market Value on the date the Option is granted. Except as provided in Section 5.2, without approval of the Company’s stockholders the exercise price of an Option may not be amended or modified after the grant of the Option, and an Option may not be surrendered in consideration of, or in exchange for, the grant of a new Option having an exercise price below that of the Option that was surrendered.

(b)    Option Term.  Any Incentive Stock Option granted to a Participant who is not an Over 10% Owner is not exercisable after the expiration of ten (10) years after the date the Option is granted. Any Incentive Stock Option granted to an Over 10% Owner is not exercisable after the expiration of five (5) years after the date the Option is granted. The term of any Non-Qualified Stock Option shall be as specified in the applicable Stock Incentive Agreement.

(c)    Payment.  Payment for all shares of Stock purchased pursuant to exercise of an Option will be made in any form or manner authorized by the Committee in the Stock Incentive Agreement or by amendment thereto, including, but not limited to, cash or, if the Stock Incentive Agreement provides:

(i)    by delivery to the Company of a number of shares of Stock which have been owned by the holder for at least six (6) months prior to the date of exercise having an aggregate Fair Market Value of not less than the product of the Exercise Price multiplied by the number of shares the Participant intends to purchase upon exercise of the Option on the date of delivery;

(ii)    in a cashless exercise through a broker, except if and to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended; or

(iii)    by having a number of shares of Stock withheld, the Fair Market Value of which as of the date of exercise is sufficient to satisfy the Exercise Price.

In its discretion, the Committee also may authorize (at the time an Option is granted or thereafter) Company financing to assist the Participant as to payment of the Exercise Price on such terms as may be offered by the Committee in its discretion, except to the extent prohibited by law as to officers and directors, including without limitation, the Sarbanes-Oxley Act of 2002, as amended. Payment must be made at the time that the Option or any part thereof is exercised, and no shares may be issued or delivered upon exercise of an Option until full payment has been made by the Participant.  The holder of an Option, as such, has none of the rights of a stockholder.

(d)    Conditions to the Exercise of an Option.  Each Option granted under the Plan is exercisable by whom, at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Committee, at any time before complete termination of such Option, may modify the terms of an

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Option to the extent not prohibited by the terms of the Plan, including, without limitation, accelerating the time or times at which such Option may be exercised in whole or in part, including, without limitation, upon a change in control and may permit the Participant or any other designated person to exercise the Option, or any portion thereof, for all or part of the remaining Option term, notwithstanding any provision of the Stock Incentive Agreement to the contrary; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

(e)    Termination of Incentive Stock Option.  With respect to an Incentive Stock Option, in the event of Termination of Employment of a Participant, the Option or portion thereof held by the Participant which is unexercised will expire, terminate, and become unexercisable no later than the expiration of three (3) months after the date of Termination of Employment; provided, however, that in the case of a holder whose Termination of Employment is due to death or Disability, one (1) year will be substituted for such three (3) month period; provided, further that such time limits may be exceeded by the Committee under the terms of the grant, in which case, the Incentive Stock Option will be a Non-Qualified Option if it is exercised after the time limits that would otherwise apply. For purposes of this Subsection (e), Termination of Employment of the Participant will not be deemed to have occurred if the Participant is employed by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Incentive Stock Option of the Participant in a transaction to which Code Section 424(a) is applicable.

(f)    Special Provisions for Certain Substitute Options.  Notwithstanding anything to the contrary in this Section 3.2, any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(g)    No Reload Grants. Options shall not be granted under the Plan in consideration for and shall not be conditioned upon the delivery of shares of Stock to the Company in payment of the exercise price and/or tax withholding obligation under any other option held by a Participant.

3.3    Terms and Conditions of Stock Appreciation Rights. Each Stock Appreciation Right granted under the Plan must be evidenced by a Stock Incentive Agreement.  A Stock Appreciation Right entitles the Participant to receive the excess of (1) the Fair Market Value of a specified or determinable number of shares of the Stock at the time of payment or exercise over (2) a specified or determinable price which may not be less than the Fair Market Value of the Stock on the date of grant. A Stock Appreciation Right granted in connection with a Stock Incentive may only be exercised to the extent that the related Stock Incentive has not been exercised, paid or otherwise settled.

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(a)    Settlement. Upon settlement of a Stock Appreciation Right, the Company must pay to the Participant the appreciation in cash or shares of Stock (valued at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Exercise. Each Stock Appreciation Right granted under the Plan is exercisable or payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Committee, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised or paid in whole or in part.

(c)    No Repricing. Except as provided in Section 5.2, without the approval of the Company’s stockholders the price of a Stock Appreciation Right may not be amended or modified after the grant of the Stock Appreciation Right, and a Stock Appreciation Right may not be surrendered in consideration of, or in exchange for, the grant of a new Stock Appreciation Right having a price below that of the Stock Appreciation Right that was surrendered.

3.4    Terms and Conditions of Stock Awards. The number of shares of Stock subject to a Stock Award and restrictions or conditions on such shares, if any, will be as the Committee determines, and the certificate for such shares will bear evidence of any restrictions or conditions.  Subsequent to the date of the grant of the Stock Award, the Committee has the power to permit, in its discretion, an acceleration of the expiration of an applicable restriction period with respect to any part or all of the shares awarded to a Participant. The Committee may require a cash payment from the Participant in an amount no greater than the aggregate Fair Market Value of the shares of Stock awarded determined at the date of grant in exchange for the grant of a Stock Award or may grant a Stock Award without the requirement of a cash payment.

3.5    Terms and Conditions of Dividend Equivalent Rights. A Dividend Equivalent Right entitles the Participant to receive payments from the Company in an amount determined by reference to any cash dividends paid on a specified number of shares of Stock to Company stockholders of record during the period such rights are effective. The Committee may impose such restrictions and conditions on any Dividend Equivalent Right as the Committee in its discretion shall determine, including the date any such right shall terminate and may reserve the right to terminate, amend or suspend any such right at any time.

(a)    Payment. Payment in respect of a Dividend Equivalent Right may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

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(b)    Conditions to Payment. Each Dividend Equivalent Right granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee specifies in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Dividend Equivalent Right, the Committee, at any time before complete termination of such Dividend Equivalent Right, may accelerate the time or times at which such Dividend Equivalent Right may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.6    Terms and Conditions of Performance Unit Awards. A Performance Unit Award shall entitle the Participant to receive, at a specified future date, payment of an amount equal to all or a portion of the value of a specified or determinable number of units (stated in terms of a designated or determinable dollar amount per unit) granted by the Committee. At the time of the grant, the Committee must determine the base value of each unit, the number of units subject to a Performance Unit Award, and the Performance Goals applicable to the determination of the ultimate payment value of the Performance Unit Award. The Committee may provide for an alternate base value for each unit under certain specified conditions.

(a)    Payment. Payment in respect of Performance Unit Awards may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Payment. Each Performance Unit Award granted under the Plan shall be payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Performance Unit Award, the Committee, at any time before complete termination of such Performance Unit Award, may accelerate the time or times at which such Performance Unit Award may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.7    Terms and Conditions of Restricted Stock Units. Restricted Stock Units shall entitle the Participant to receive, at a specified future date or event, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee will determine the factors which will govern the portion of the Restricted Stock Units so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Restricted Stock Unit awards containing performance criteria may be designated as performance share awards.

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(a)    Payment. Payment in respect of Restricted Stock Units may be made by the Company in cash or shares of Stock (valued at Fair Market Value as of the date payment is owed) as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, in the absence of such provision, as the Committee may determine.

(b)    Conditions to Payment. Each Restricted Stock Unit granted under the Plan is payable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Committee may specify in the applicable Stock Incentive Agreement or Stock Incentive Program; provided, however, that subsequent to the grant of a Restricted Stock Unit, the Committee, at any time before complete termination of such Restricted Stock Unit, may accelerate the time or times at which such Restricted Stock Unit may be paid in whole or in part; provided, however, that the Committee shall not have such power to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

3.8    Treatment of Awards Upon Termination of Employment. Except as otherwise provided by Plan Section 3.2(e), any award under this Plan to a Participant who has experienced a Termination of Employment or termination of some other service relationship with the Company and its Affiliates may be cancelled, accelerated, paid or continued, as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, or, as the Committee may otherwise determine to the extent not prohibited by the Plan. The portion of any award exercisable in the event of continuation or the amount of any payment due under a continued award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s Termination of Employment or other service relationship or such other factors as the Committee determines are relevant to its decision to continue the award.

SECTION 4 RESTRICTIONS ON STOCK

4.1    Escrow of Shares. Any certificates representing the shares of Stock issued under the Plan will be issued in the Participant’s name, but, if the applicable Stock Incentive Agreement or Stock Incentive Program so provides, the shares of Stock will be held by a custodian designated by the Committee (the “Custodian”). Each applicable Stock Incentive Agreement or Stock Incentive Program providing for transfer of shares of Stock to the Custodian must appoint the Custodian as the attorney-in-fact for the Participant for the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program, with full power and authority in the Participant’s name, place and stead to transfer, assign and convey to the Company any shares of Stock held by the Custodian for such Participant, if the Participant forfeits the shares under the terms of the applicable Stock Incentive Agreement or Stock Incentive Program.  During the period that the Custodian holds the shares subject to this Section, the Participant is entitled to all rights, except as provided in the applicable Stock Incentive Agreement or Stock Incentive Program, applicable to shares of Stock not so held. Any dividends declared on shares of Stock held by the Custodian must, as provided in the applicable Stock Incentive Agreement or

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Stock Incentive Program, be paid directly to the Participant or, in the alternative, be retained by the Custodian or by the Company until the expiration of the term specified in the applicable Stock Incentive Agreement or Stock Incentive Program and shall then be delivered, together with any proceeds, with the shares of Stock to the Participant or to the Company, as applicable.

4.2    Restrictions on Transfer. The Participant does not have the right to make or permit to exist any disposition of the shares of Stock issued pursuant to the Plan except as provided in the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program. Any disposition of the shares of Stock issued under the Plan by the Participant not made in accordance with the Plan or the applicable Stock Incentive Agreement or Stock Incentive Program will be void. The Company will not recognize, or have the duty to recognize, any disposition not made in accordance with the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program, and the shares so transferred will continue to be bound by the Plan and the applicable Stock Incentive Agreement or Stock Incentive Program.

SECTION 5 GENERAL PROVISIONS

5.1    Withholding.  The Company must deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state or local government. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting of any Stock Award, the Company has the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and local tax withholding requirements prior to the delivery of any certificate or certificates for such shares or the vesting of such Stock Award. A Participant may pay the withholding obligation in cash, or, if and to the extent the applicable Stock Incentive Agreement or Stock Incentive Program so provides, a Participant may elect to have the number of shares of Stock he is to receive reduced by, or tender back to the Company, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the Tax Date (defined below), is sufficient to satisfy federal, state and local, if any, withholding obligation arising from exercise or payment of a Stock Incentive (a “Withholding Election”).

5.2    Changes in Capitalization; Merger; Liquidation.

(a)    The number of shares of Stock reserved for the grant of Options, Dividend Equivalent Rights, Performance Unit Awards, Restricted Stock Units, Stock Appreciation Rights and Stock Awards; the number of shares of Stock reserved for issuance upon the exercise or payment, as applicable, of each outstanding Option, Dividend Equivalent Right, Performance Unit Award, Restricted Stock Unit and Stock Appreciation Right and upon vesting or grant, as applicable, of each Stock Award; the Exercise Price of each outstanding Option, the specified number of shares of Stock to which each outstanding Dividend Equivalent Right, Performance United Award, Restricted Stock Unit and Stock Appreciation Right pertains and the maximum number of shares as to which Options and Stock Appreciation Rights may be granted, may be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders

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of outstanding shares of Stock or any other increase or decrease in the number of shares of Stock outstanding effected without receipt of consideration by the Company.

(b)    In the event of a merger, consolidation, reorganization, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets, other change in capital structure of the Company, tender offer for shares of Stock, or a change in control of the Company (as defined by the Committee in the applicable Stock Incentive Agreement) the Committee may make such adjustments with respect to awards and take such other action as it deems necessary or appropriate, including, without limitation, the substitution of new awards, or the adjustment of outstanding awards, the acceleration of awards, the removal of restrictions on outstanding awards, or the termination of outstanding awards in exchange for the cash value determined in good faith by the Committee of the vested and/or unvested portion of the award, all as may be provided in the applicable Stock Incentive Agreement or, if not expressly addressed therein, as the Committee subsequently may determine in its sole discretion. Any adjustment pursuant to this Section 5.2 may provide, in the Committee’s discretion, for the elimination without payment therefor of any fractional shares that might otherwise become subject to any Stock Incentive, but except as set forth in this Section may not otherwise diminish the then value of the Stock Incentive. Notwithstanding the foregoing, the Committee shall not have any of the foregoing powers to the extent that the mere possession (as opposed to the exercise) of such power would result in adverse tax consequences to any Participant under Code Section 409A.

(c)    The existence of the Plan and the Stock Incentives granted pursuant to the Plan shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

5.3    Cash Awards.  The Committee may, at any time and in its discretion, grant to any holder of a Stock Incentive the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount which is intended to reimburse such person for all or a portion of the federal, state and local income taxes imposed upon such person as a consequence of the receipt of the Stock Incentive or the exercise of rights thereunder.

5.4    Compliance with Code.  All Incentive Stock Options to be granted hereunder are intended to comply with Code Section 422, and all provisions of the Plan and all Incentive Stock Options granted hereunder must be construed in such manner as to effectuate that intent.

5.5    Right to Terminate Employment or Service.  Nothing in the Plan or in any Stock Incentive Agreement confers upon any Participant the right to continue as an officer, employee, director, or consultant of the Company or any of its Affiliates or affect the right of the Company or any of its Affiliates to terminate the Participant’s employment or services at any time.

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5.6    Non-Alienation of Benefits. Other than as provided herein, no benefit under the Plan may be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; and any attempt to do so shall be void. No such benefit may, prior to receipt by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the Participant.

5.7    Restrictions on Delivery and Sale of Shares; Legends. Each Stock Incentive is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by such Stock Incentive upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the granting of such Stock Incentive or the purchase or delivery of shares thereunder, the delivery of any or all shares pursuant to such Stock Incentive may be withheld unless and until such listing, registration or qualification shall have been effected. If a registration statement is not in effect under the Securities Act of 1933 or any applicable state securities laws with respect to the shares of Stock purchasable or otherwise deliverable under Stock Incentives then outstanding, the Committee may require, as a condition of exercise of any Option or as a condition to any other delivery of Stock pursuant to a Stock Incentive, that the Participant or other recipient of a Stock Incentive represent, in writing, that the shares received pursuant to the Stock Incentive are being acquired for investment and not with a view to distribution and agree that the shares will not be disposed of except pursuant to an effective registration statement, unless the Company shall have received an opinion of counsel that such disposition is exempt from such requirement under the Securities Act of 1933 and any applicable state securities laws. The Company may include on certificates representing shares delivered pursuant to a Stock Incentive such legends referring to the foregoing representations or restrictions or any other applicable restrictions on resale as the Company, in its discretion, shall deem appropriate.

5.8    Listing and Legal Compliance. The Committee may suspend the exercise or payment of any Stock Incentive so long as it determines that securities exchange listing or registration or qualification under any securities laws is required in connection therewith and has not been completed on terms acceptable to the Committee.

5.9    Termination and Amendment of the Plan. The Board of Directors at any time may amend or terminate the Plan without shareholder approval; provided, however, that the Board of Directors shall obtain shareholder approval for any amendment to the Plan that increases the number of shares of Stock available under the Plan, materially expands the classes of individuals eligible to receive Stock Incentives, materially expands the type of awards available for issuance under the Plan, or would otherwise require shareholder approval under the rules of the applicable exchange. No such termination or amendment without the consent of the holder of a Stock Incentive may adversely affect the rights of the Participant under such Stock Incentive.

5.10        Stockholder Approval. The Plan must be submitted to the stockholders of the Company for their approval within twelve (12) months before or after the adoption of the Plan by the Board of Directors of the Company. If such approval is not obtained, any Stock Incentive granted hereunder will be void.

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5.11        Choice of Law.  The laws of the State of Delaware shall govern the Plan, to the extent not preempted by federal law, without reference to the principles of conflict of laws.

5.12        Effective Date of Plan.  The Plan shall become effective as of the date the Plan was approved by the Board of Directors.

IN WITNESS WHEREOF, the Company has executed this Plan, and the Plan has become effective as of February 15, 2006.

THERAGENICS CORPORATION

By: /s/ Francis J. Tarallo

Title: Chief Financial Officer

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Proxy card must be signed and dated below.

ê Please fold and detach card at perforation before mailing.  ê

PROXY / VOTING INSTRUCTION CARD
THERAGENICS CORPORATION®
This Proxy Is Solicited on The Board of Directors
Annual Meeting of Stockholders - May 9, 2006

The undersigned hereby appoints Mr. Francis J. Tarallo or Mr. Bruce W. Smith, or either of them (the “Proxies”), as the undersigned’s Proxy or Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated herein, all shares of Common Stock of Theragenics Corporation (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of the Stockholders of the Company to be held on May 9, 2006, or any adjournment thereof.

Dated:________________________________, 2006

Signature

Signature
Please sign exactly as name appears at left.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian give your full title as such.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

A ticket must be presented in order to gain admission to the Annual Meeting of Stockholders.  If you plan to attend the meeting, please complete and return the enclosed Admission Ticket Request Form in order to receive your Admission Ticket.  You will not be mailed an Admission Ticket.  Your ticket will be available at the registration table on May 9, 2006.

Theragenics Corporation
5206 Bristol Industrial Way
Buford, Georgia  30518

YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Stockholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

Proxy card must be signed and dated on the reverse side.
ê Please fold and detach card at perforation before mailing.  ê

THERAGENICS CORPORATION	PROXY/VOTING INSTRUCTION CARD
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF OTIS W. BRAWLEY, TO ADOPT THERAGENICS CORPORATION’S 2006 STOCK INCENTIVE PLAN AND TO RATIFY THE APPOINTMENT OF GRANT THORNTON LLP AS INDEPENDENT AUDITOR.

1.	ELECTION OF DIRECTOR

❒ FOR the nominee listed below	❒ WITHHOLD AUTHORITY to vote for the nominee listed below

Nominee:  Otis W. Brawley, M.D.

2.	PROPOSAL TO: Adopt Theragenics Corporation's 2006 Stock Incentive Plan.

❒ FOR	❒ AGAINST	❒ ABSTAIN

3.	PROPOSAL TO: Ratify the appointment of Grant Thornton LLP as independent auditor.

❒ FOR	❒ AGAINST	❒ ABSTAIN

4.	In their discretion, the Proxies, or either of them, are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.